As filed with the Securities and Exchange Commission on July 13, 2006
                                                     Registration No. 333-133727



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                         2810                  91-1987288
(State or other Jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or        Classification Code Number)  Identification No.)
        Organization)


                                61B Fawcett Road
                          Coquitlam, British Columbia,
                                 Canada, V3k 6v2
                                 (604) 526-5890
          (Address and telephone number of principal executive offices and principal place of business)

                                 Kimberly Landry
                             Chief Executive Officer
                      Luna Technologies International, Inc.
                                61b Fawcett Road
                          Coquitlam, British Columbia,
                                 Canada, V3K 6V2
                                 (604) 526-5890
            (Name, address and telephone number of agent for service)
                                   Copies to:
                             Gregory Sichenzia, Esq.
                           Marcelle S. Balcombe, Esq.
                       Sichenzia Ross Friedman Ference LLP
                          1065 Avenue of the Americas,
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (Fax)


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_| ________

CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH CLASS OF SECURITIES TO BE            AMOUNT TO BE        PROPOSED         PROPOSED MAXIMUM      AMOUNT OF
                    REGISTERED                           REGISTERED          MAXIMUM             AGGREGATE      REGISTRATION
                                                                         OFFERING PRICE       OFFERING PRICE         FEE
                                                                         PER SHARE (1)

----------------------------------------------------------------------------------------------------------------------------
 Common stock, $.0001 par value issuable upon            7,035,714(2)        $0.28            $1,969,999.92        $210.79
 conversion of the secured convertible notes
----------------------------------------------------------------------------------------------------------------------------

 Common stock, $.0001 par value                             150,000          $0.28            $   42,000           $4.49
----------------------------------------------------------------------------------------------------------------------------
                                            Total         7,185,714                           $2,011,999.92        $215.28 (3)


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 12, 2006, which was $0.28 per share.

(2) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes held by AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Investors"), calculated based on a price of $.14, which represents 50% of the average of the lowest intraday trading prices for the common stock on the OTCBB for the last three trading days prior to the date of this Registration Statement.

(3) Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 13, 2006


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                               7,185,714 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 7,185,714 shares of our common stock, including up to 7,035,714 shares of common stock underlying secured convertible notes in a principal amount of $1,000,000 and 150,000 shares of our common stock. The secured convertible notes are convertible into our common stock at a 50% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The shares being registered hereunder do not include shares of common stock that may be acquired by AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Investors") upon conversion of amounts due to them resulting from future accruals of interest pursuant to the convertible notes. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "LTII". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 12, 2006, was $0.28.


            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is July 13, 2006.


The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Luna Technologies International, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements                           1
Prospectus Summary                                                             2
Risk Factors                                                                   6
Use Of Proceeds                                                               10
Market For Common Equity And Related Stockholder Matters                      11
Management's Discussion And Analysis Of Financial Condition
  And Results Of Operations                                                   12
Description Of Business                                                       14
Description Of Property                                                       16
Legal Proceedings                                                             16
Management                                                                    16
Executive Compensation                                                        18
Certain Relationships And Related Transactions                                20
Security Ownership Of Certain Beneficial Owners And Management                21
Description Of Securities                                                     22
Commission's Position On Indemnification For Securities Act Liabilities       22
Plan Of Distribution                                                          23
Selling Stockholders                                                          25
Legal Matters                                                                 28
Experts                                                                       28
Available Information                                                         28
Index to Consolidated Financial Statements                                   F-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

OVERVIEW

We were incorporated on March 25, 1999 in Delaware to develop, manufacture and sell photoluminescent products (High Performance Photoluminescent Lighting, "HPPL") used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets. We conduct business in Canada through our wholly-owned Canadian subsidiary, Luna Technologies (Canada) Ltd.

Our executive offices are located at 61 A Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2.

From the date of our incorporation and through March 31, 2006, we had cumulative losses of $6,326,114. There can be no assurance that we will ever earn any profits.

TECHNOLOGY

Phosphorescent (also referred to as photoluminescent) materials emit light continuously when they are excited by ultraviolet or visible light. However, unlike fluorescent materials, when the excitation source is extinguished, phosphorescent materials continue to emit light. It is this light (called afterglow) that people refer to as "glow-in-the-dark". The afterglow decreases (or decays) over time after the excitation source has been extinguished.

Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage. Photoluminescent enamel-coated sheet metal and ceramic products are also available.

The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. Our current LUNAplast pigment material, Strontium Aluminate, has a performance level 20 x that of zinc-based products. In addition, the decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

Between January 1995 and October 1999, Douglas Sinclair, presently the chief executive officer of our Canadian subsidiary, developed the proprietary technology, formulas and processes needed to commercially manufacture Strontium Aluminate PL products on a cost-effective basis. The resulting product, referred to by us as Lunaplast, is up to 20 x times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness. During this same period of time, Mr. Sinclair and Kimberly Landry, our Chief Executive Officer, developed an advanced Strontium Aluminate HPPL material which is four times brighter than our Lunaplast product. Mr. Sinclair and Ms. Landry filed a patent application pertaining to this invention with the U.S. Patent and Trademark Office in November 1997. For a nominal consideration Mr. Sinclair and Ms. Landry assigned the rights in November 1997 to the patent application and related technology to Luna Technologies Inc. ("LTI"), a corporation formed by Ms. Landry in December 1994. In April 1999, we acquired from LTI the rights to the patent application and related technology assigned to LTI by Mr. Sinclair and Ms. Landry. In consideration for this assignment, we agreed to pay LTI $90,000, without interest, on or before June 30, 2000. Subsequent to June 30, 2000, we paid this debt in full. As of March 30, 2004 the patent application had been placed in abeyance. In November 1999, we acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, we paid Mr. Sinclair $60,000. During 2000 we developed the processes required to manufacturer Strontium Aluminate PL products using vacuum forming, extrusion, and injection molding techniques.

We began producing Lunaplast on a commercial basis during fiscal 2000. Lunaplast is available in flexible vinyl and rigid PVC sheets. In addition, a wide range of polymer compounds for extrusions and injection molding was added during the year. Management believes that the increase in performance opens up a new range of opportunities in life safety. Management believes that direct replacement of electrical exit signs (Underwriters Laboratories UL 924) is expected to be a market for photoluminescent materials in the near future.

The Offering


Common stock offered by
  selling stockholders ...............  Up to 7,185,714  shares,  including the following:

                                        -    up to 7,035,714 shares of common
                                             stock underlying secured
                                             convertible notes in the principal
                                             amount of $1,000,000; and


                                        -    150,000 shares of our common stock

                                        This number represents 29.31% of our
                                        current outstanding stock.

Common stock to be
  outstanding after the offering .....  Up to 31,699,112 shares

Use of proceeds ......................

                                        We will not receive any proceeds from
                                        the sale of the common stock in this
                                        Offering. To date, we have received
                                        gross proceeds of $700,000 from the sale of the secured convertible notes and the Investors are obligated to provide us with an additional $300,000; within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used support for working capital and general corporate needs.


Over-The-Counter
  Bulletin Board Symbol ..............  LTII


The above information regarding common stock to be outstanding after the offering is based on 24,513,398 shares of common stock outstanding as of July 12, 2006 and assumes the subsequent conversion of our issued secured convertible notes by the Investors.

DECEMBER 2005 SECURITIES PURCHASE AGREEMENT


On December 16, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $1,000,000 in secured convertible notes and
(ii) warrants to purchase 1,000,000 shares of our common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Investors".

To date we have received gross proceeds of $700,000. The Investors are obligated to provide us with an additional $300,000 within five days of the effectiveness of the registration statement of which this prospectus forms a part.


The proceeds of the offering will be used for working capital and general corporate purposes.


The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Investors a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The Investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.


Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position. We have reviewed the terms and provisions of these derivative financial instruments (the conversion option and the detachable warrants) and expect that in accordance with Emerging Issues Task Force ("EITF") 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled In a Company's Own Stock", the conversion option and detachable warrants will be initially recorded as liabilities at fair value. Subsequently, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities", we expect that at each reporting period these liabilities will be adjusted for changes in the fair value of the derivative financial instruments.


The Investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

On April 7, 2006, we entered into an amendment to the Securities Purchase Agreement with the Investors to delete from the agreement certain sections of the Agreement which permitted the assignment of the Agreement.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investors were accredited Investors and/or qualified institutional buyers, the Investors had access to information about us and their investment, the Investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance of our products by consumers in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the years ended December 31, 2005 and 2004, we had net losses of $1,770,940 and $670,655, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we will require additional capital commitments during 2006, in the approximate amount of $800,000 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

WE HAVE GENERATED LIMITED REVENUES TO DATE AND MAY NEVER ACHIEVE PROFITABILITY.

Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including, but not limited to, cost of production, volume of sales and variations in expenditures for personnel and marketing. For the fiscal year ended December 31, 2005, we had revenues of $673,821 and $83,863 in revenues for the period ended March 31, 2006. We may incur significant expenditures for research and development of new products or improvements to our existing products which could adversely affect our ability to generate a profit. We estimate that we would need approximately $100,000 for research and development in the next twelve months. We may be unable to achieve profitability on a quarterly or annual basis. If we do not achieve profitability, we will be forced to curtail our operations and go out of business. Consequently, investors may lose all of their investment.

WE WILL NEED ADDITIONAL FINANCING TO DEVELOP OUR PRODUCTS AND SERVICES AND TO MEET OUR CAPITAL REQUIREMENTS WHICH CAN CAUSE DILUTION TO EXISTING SHAREHOLDERS.

We continually require additional funds and anticipate that we will need approximately $800,000 in the next twelve months, including approximately $100,000 to develop our products. We are dependent upon sources such as:


      o     future earnings;
      o the availability of funds from private sources, including, but not limited to, our shareholders, loans and additional private placements; and
      o the availability of funds from public sources including, but not limited to a public offering of our securities.


Market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering will be successfully completed or that other funds will be made available to us. In view of our operating history, our ability to obtain additional funds is limited. Such financing may only be available, if at all, upon terms which may not be advantageous to us. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock. If we do not receive funding at lower prices, this will have a dilutive effect on the value of our securities issued at higher prices. Further, the sale, or potential sale of large amounts of our securities will, in all likelihood, have a depressive effect on the price of our securities which will affect the value of your investment.

WE ARE OPEN TO EXCHANGE LOSSES DUE TO OUR OPERATIONS BEING LOCATED IN CANADA.


A significant majority of the Company's sales and cost of sales are made in US currency. The risk of exchange loss on foreign currency sales and related cost of sales is minimal, and any resulting exchange gains or losses have been incorporated in total sales and cost of sales. We maintain operations in Canada, and as a result there is a risk of exchange loss on some general and administrative costs which include management fees, office and general expenditures, professional fees, rent, and wages and benefits. Any resulting exchange gains or losses on fixed contract expenditures such as rental or wage agreements have been included in the applicable expense total.

All unrealized foreign exchange gains or losses are included in stockholders equity (deficit) as accumulated other comprehensive loss. During the quarter ended March 31, 2006 the cumulative balance of this account increased by $8,389 to a loss of $99,860. For the prior fiscal year ending December 31, 2005 the cumulative balance of this account decreased by $303 to a loss of $91,471.

We do not currently hedge our foreign currency exposure and accordingly we are at risk for foreign currency exchange fluctuations which could result in higher that expected costs or lower than expected sales.

WE RELY ON SUBCONTRACTORS FOR THE MANUFACTURE OF OUR LUNAPLAST AND IF THOSE SUBCONTRACTORS ARE UNWILLING OR UNABLE TO PRODUCE OUR ORDERS IN THE QUANTITIES REQUIRED AND AT THE PRICE AND QUALITY WE REQUIRE FOR SALES, WE WILL BE UNABLE TO CONTINUE IN BUSINESS.

All aspects of our manufacturing process is subcontracted to various third parties which formulate, mix and produce Lunaplast to our specifications. Once the manufacturing process is complete, Lunaplast is sold to fabricators which use Lunaplast in a variety of end user products. We do not have any long-term agreements with any of the third parties involved in manufacturing Lunaplast. While management believes that alternative manufacturers are available, there is however no guarantee that alternative manufacturers could produce Lunaplast on short notice and without disrupting product delivery schedules. In addition, if we are not able to timely deliver on orders, we may experience a reduction in the number of orders, which will negatively affect our business. If delays are persistent, some of our purchasers may determine not to place future orders with us which will result in a reduction in our profits and will cause us to cease operations and go out of business.

WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIAL INFORMATION, WHICH WOULD UNDERMINE OUR TECHNOLOGY PLATFORM.

Our success will depend, in large part, on our ability to obtain and protect patents and trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

Our subcontractors involved in manufacturing Lunaplast have agreed to maintain the confidential nature of our proprietary manufacturing technology, however, there is no guarantee that we will be able to prevent any breaches. The failure to protect our proprietary manufacturing technology could have a material adverse effect on our business.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

As a result of losses since our inception, our independent registered public accounting firm in their report on our financial statements for the fiscal year ended December 31, 2005, raised substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit and/or raise additional capital. We do not have any available credit, bank financing or other external sources of liquidity. Due to our operating losses, our operations have not been a source of liquidity. As at December 31, 2005, we had a working capital deficiency of $159,582. As at March 31, 2006, we had a working capital deficiency of $114,499. Our ability to continue as a going concern is dependent on our raising additional capital and on future profitable operations. Our continued net operating losses increase the difficulty in our ability to raise additional capital and there can be no assurances that the infusion of capital will prove successful.

WE ARE DEPENDENT UPON A SMALL NUMBER OF CUSTOMERS FOR A LARGE PORTION OF OUR NET SALES, AND A DECLINE IN SALES COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

A small number of customers are responsible for a significant portion of our net sales. Two customers accounted for 80% of our sales for the year ended December 31, 2005 and 60% for the year ended December 31, 2004. Our principal customers may not continue to purchase products from us at past levels, and we expect a significant portion of our net sales will continue to be generated by a small number of customers. Our customer concentration could increase or decrease depending on future customer requirements, which will depend in large part on market conditions in the industry segments in which our customers participate. The loss of one or more major customers or a decline in sales to our major customers could significantly harm our business and results of operations. If our major customers were to become insolvent or were otherwise unable to pay for our products, our business, prospects, financial condition, and results of operations will be materially and adversely affected.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF KEY PERSONNEL OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

Our success depends to a significant extent upon the continued service of Ms. Kimberly Landry, our President, Chief Executive Officer and Secretary. The loss of the services of Ms. Landry could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. In addition, there can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

BECAUSE OUR OFFICERS AND DIRECTORS ARE LOCATED IN NON-U.S. JURISDICTIONS, YOU MAY HAVE NO EFFECTIVE RECOURSE AGAINST THE MANAGEMENT FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND CIVIL LIABILITIES AGAINST OUR OFFICERS AND DIRECTORS.

All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process or enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state.

WE ARE SUBJECT TO SECTION 203 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by our board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

               RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


As of July 12, 2006, we had 24,513,398 shares of common stock issued and outstanding, $700,000 of secured convertible notes outstanding that may be converted into an estimated 5,000,000 shares of common stock and outstanding warrants to purchase 2,683,750 shares of common stock, based upon current market prices. Additionally, we have an obligation to sell $300,000 of secured convertible notes that may be converted into an estimated 2,142,857 shares of common stock at current market prices and to issue warrants to purchase 300,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 12, 2006 of $0.28.



       % BELOW MARKET             PRICE PER SHARE                    DISCOUNT OF 50%               NUMBER OF SHARES ISSUABLE
             25%                       $0.21                              $0.11                            9,523,810
             50%                       $0.14                              $0.07                            14,285,714
             75%                       $0.07                              $0.04                            28,571,419


As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 50% discount of the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES AND FURTHER AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated an aggregate of 24,242,426 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we intend to allocate to the registration statement are not adequate and we are required to file an additional registration statement and further amend our Articles of Incorporation to increase our authorized shares of common stock, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $700,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible note in the principal amount of $300,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD FORECLOSE ON OUR ON OUR ASSETS.

In connection with the Securities Purchase Agreements we entered into in December 2005, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements. If the investors were to foreclose on our assets, investors may lose all or substantially all of their investment.

RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:


      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.


In order to approve a person's account for transactions in penny stocks, the broker or dealer must:


      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:


      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS.


Our certificate of incorporation currently authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                                 USE OF PROCEEDS


This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. We have received gross proceeds $700,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $300,000 within five days after this registration statement of which this prospectus forms a part, is declared effective. The proceeds received from the sale of the secured convertible notes will be used for working capital and general corporate purposes.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In April 2001, our common stock became eligible for quotation on the NASD's OTC Bulletin Board and currently trades under the symbol "LTII." For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


         Quarter Ending                     High              Low

         3/31/02                            $0.71             $0.41
         6/30/02                            $1.10             $0.75
         9/30/02                            $0.87             $0.35
         12/31/02                           $0.48             $0.25

         3/31/03                            $0.51             $0.30
         6/30/03                            $0.55             $0.40
         9/30/03                            $0.76             $0.35
         12/31/03                           $0.76             $0.55

         3/31/04                            $1.15             $0.43
         6/30/04                            $1.00             $0.25
         9/30/04                            $0.40             $0.19
         12/31/04                           $0.40             $0.19

         3/31/05                            $0.37             $0.22
         6/30/05                            $0.39             $0.20
         9/30/05                            $0.30             $0.17
         12/31/05                           $0.30             $0.11

         3/31/06                            $0.40             $0.12


HOLDERS


As of July 12, 2006, we had approximately 118 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Denver, Colorado, (303) 282-4800.


We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:


      o     discuss our future expectations;
      o contain projections of our future results of operations or of our financial condition; and
      o     state other "forward-looking" information.


We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2005 WITH THE YEAR ENDED DECEMBER 31, 2004

RESULTS OF OPERATIONS

Sales revenues of $673,821 for the fiscal year ended December 31, 2005 increased $136,656 or 25% over the $537,165 of sales revenues reported in 2004. The increase was principally attributable to increased purchases from significant customers.

Two customers amounted to 80% of total sales in 2005 and 60% of total sales during 2004.

Gross margin decreased to 45.2% in 2005 from 49.9% in 2004, primarily reflecting manufacturing price increases from our materials suppliers.

During 2005, we received no payments from customers in connection with pricing arrangements, as compared to receiving $120,000 of such payments in 2004.

General and administrative expenses ("G&A") for fiscal 2005 totaled $2,075,762 as compared to $1,058,425 in the prior year; the 96% increase arising primarily from increased stock-based compensation expense and increased interest expense.

Stock-based compensation expense for 2005 totaled $683,900 as compared to $279,468 in 2004; the 2005 amount principally reflecting the granting of consultant options during the year. Interest expense of $406,717 for 2005 principally consists of $375,841 recorded in the year from the expensing of the fair value of the beneficial conversion feature associated with the secured convertible notes issued by the Company in December 2005 pursuant to the December 16, 2005 Securities Purchase Agreement.

Excluding stock-based compensation expense and interest expense, G&A for 2005 totaled $981,445, representing a $221,430 or 29% increase from the $760,015 reported in 2004. The 29% increase in G&A reflects the increase in corporate activity during the year coincident with the 25% increased sales revenues experienced by our Company as discussed above. Of the $221,430 G&A increase, $78,700 comprises increased office and general costs, $70,000 comprises costs incurred with respect to the Company entering into secured convertible notes arrangements, $46,310 comprises increased wages and benefits costs principally as a consequence of increased staffing due to increased production, and $22,987 relates to increased professional fees, such increases offset by a $38,707 decline in consulting expenses and a $15,552 decline in management fees.

The decline in consulting expenses was primarily attributable to the placement of a former consultant onto our payroll and a decrease in fees paid to a particular consultant. The decline in management fees was primarily attributable to the resignation in April 2005 of the former Chief Financial Officer. Brian Fiddler resigned his position as Chief Financial Officer and as a director as of April 4, 2005. Kimberly Landry then served in this position until March 2, 2006 when L. James Porter was appointed to serve as Chief Financial Officer. Ms. Landry has continued her roles as Chief Executive Officer and Chairman of the Board.

LIQUIDITY AND CAPITAL RESOURCES

As at December 31, 2005 we had negative working capital of $159,582, representing a $94,411 or 37% improvement over the $253,993 working capital deficiency that existed as at December 31, 2004.

During the twelve months ended December 31, 2005 our operations used $810,860 in cash as compared to $265,174 in the prior fiscal year, primarily due to the addition of consultants, staff and overhead needed to facilitate our Company's growth and ongoing product development. Further, we reduced trade payables and experienced increased trade receivables. Year-end accounts receivable as a percentage of year's sales increased from 15% in 2004 to 19.8% in 2005.

We satisfied our operational requirements during 2005 principally through $452,250 of common share issuances and $343,203 from the issuance of secured convertible notes net of repayments of a previous convertible debenture.

      o     Secured Convertible Debenture

Between December 2002 and January 2003 we borrowed $120,000 from a third party. Loan proceeds of $60,000 were received in December 2002 and the remaining $60,000 was received in January 2003. The loan was secured by all of our company's assets and bore interest at a rate of 8% per year. The loan was repaid in 30 monthly principal payments of $3,333 commencing June 21 2003, with a final principal payment of $20,010 due on December 21, 2005. The loan was fully repaid in 2005.

      o     Secured Convertible Notes

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. To year-end $400,000 secured convertible notes were outstanding. Subsequent to year-end we received a further $300,000 funding under the Securities Purchase Agreement and the investors are obligated to purchase $300,000 of additional secured convertible notes, for an aggregate of $1,000,000, once the registration statement of which this prospectus forms a part, is declared effective.

Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period.

We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

We anticipate our capital needs during the year ending December 31, 2006 to be $800,000 for general and administrative expenses, including $100,000 for research and development.

We do not have any available credit, bank financing or other external sources of liquidity. Due to our operating losses since inception, our operations have not been a source of liquidity. The ability of our company to continue as a going concern is dependent on our company raising additional capital and becoming profitable. There can be no assurance that we will be successful in obtaining additional funding at all, or on acceptable terms.

We do not have any "off-balance sheet arrangements" (as such term defined in Item 303 of Regulations S-K).

COMPARISON OF THE THREE MONTHS ENDED MARCH 31, 2006 WITH THE THREE MONTHS ENDED MARCH 31, 2005

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2006 COMPARED TO THREE MONTHS ENDED MARCH 31, 2005

Sales of $83,863 during the three months ended March 31, 2006 decreased $90,590 or 52% over the same period ended March 31, 2005, primarily due to a $84,340 decline in sales to a formerly significant customer and a reorganization of the Company's sales and marketing management. The Company's gross margin decreased from 50% to 44% over the same period described due to increases in shipping costs and a significant return that was charged against sales.

During the three months ended March 31, 2006, the Company did not enter into any new reseller agreement contracts. These agreements allow the reseller access to of all Luna's products at set prices in order to compete competitively at the wholesale level. During the three months ended March 31, 2006, sales worth $10,300 were received from customers in connection with reseller agreements.

General and administrative expenses net of stock-based compensation and interest and financing charges relating to convertible debt for the three months ended March 31, 2006 increased approximately $153,000 due primarily to changes in sales and management, as well as a significant increase in professional fees. During the three months ended March 31, 2006, stock-based compensation of $1,496,000 was expensed representing the fair value of stock bonus plan shares awarded. These amounts principally related to the engagement of consultants whose services include research into prospective business venues, seeking out business opportunities, making introductions and other business consulting.

Also during the three months ended March 31, 2006, interest of $303,984 and financing costs of $36,000 were expensed which relate to additional convertible debenture financing.

LIQUIDITY AND CAPITAL RESOURCES

During the three months ended March 31, 2006, the Company's operations used $266,968 in cash. The Company satisfied its operational requirements during the period primarily through the issuance of convertible debentures for a total of $300,000. The Company also decreased its bank overdraft by $12,739.

The Company anticipates its capital needs during the twelve month period ended March 31, 2007 to be $800,000 for general and administrative expenses, including $100,000 for research and development.

The Company does not have any available credit, bank financing or other external sources of liquidity. Due to operating losses of the Company since inception, the Company's operations have not been a source of liquidity. At March 31, 2006, the Company has a working capital deficiency of $114,499. The ability of the Company to continue as a going concern is dependent on the Company raising additional capital and becoming profitable.

OFF-BALANCE SHEET ARRANGEMENTS

We have never entered into any off-balance sheet financing arrangements and have not formed any special purpose entities.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on our future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on our future reported financial position or results of operations.

                                    BUSINESS

CORPORATE INFORMATION AND HISTORY

We were incorporated on March 25, 1999 in Delaware to develop, manufacture and sell photoluminescent products (High Performance Photoluminescent Lighting, "HPPL") used for emergency lighting, signs and markings, wayfinding systems and novelty products with applications in marine, commuter, rail, subway, building and toy markets. We conduct business in Canada through our wholly-owned Canadian subsidiary, Luna Technologies (Canada) Ltd.

Our executive offices are located at 61 A Fawcett Road, Coquitlam, British Columbia, Canada V3K 6V2.

From the date of its incorporation and through March 31, 2006, we had cumulative losses of $6,326,114. There can be no assurance that we will ever earn any profits.

OVERVIEW

Modern high-performance photoluminescent (PL) materials are created by combining the latest PL pigments, such as Strontium Aluminate (SrAl) into durable clear carriers, such as Polyester, Acrylic, or PVC plastics. While exposed to light these materials absorb some of its energy and re-emit it as a yellow-green tinted light. The materials can be exposed to light and discharged an infinite number of times with service lives of twenty years or more. Phosphorescent (also referred to as photoluminescent) materials emit light continuously when they are excited by ultraviolet or visible light. However, unlike fluorescent materials, when the excitation source is extinguished, phosphorescent materials continue to emit light. It is this light (called afterglow) that people refer to as "glow-in-the-dark". The afterglow decreases (or decays) over time after the excitation source has been extinguished

Although many people associate the word "photoluminescence" with "glow-in-the-dark" toys and novelties, in the lighting industry, photoluminescent products such as marker tapes and signs are commonly used to delineate emergency escape routes and danger areas, and to mark equipment, pipes, tools and working and accident prevention clothing.

Photoluminescent signs and markers are used in a variety of situations, including office buildings, industrial sites, passenger ships, offshore drilling platforms, underground mines, and aircraft. The use of photoluminescent materials for life safety applications is recommended or mandated in numerous building codes, fire safety codes, and transportation standards.

Most photoluminescent products are composed of inorganic pigments that can be incorporated into paint, plastic films, enamels, and flexible and rigid molded plastics. Typical products include adhesive vinyl tapes, rigid polyvinyl chloride (PVC) marker strips, and silk-screened plastic signage. Photoluminescent enamel-coated sheet metal and ceramic products are also available.

The main pigment commonly used in photoluminescent glow-type products is a zinc sulphide compound emitting a yellowish-green light. This material performs well when subjected to high ambient lighting levels but the decay rate is rather rapid. The Company's current LUNAplast pigment material, Strontium Aluminate, has a performance level 20 x that of zinc-based products. In addition, the decay curve for strontium-based products is measured in hours as opposed to minutes for zinc-based items.

Strontium Aluminate is more expensive than zinc sulphide and takes slightly longer to charge, but can "store" more light, making it much more suitable for use in locations where ambient light levels are low. Strontium Aluminate also offers much brighter and longer-lasting photoluminescence.

Although Strontium Aluminate PL material is superior to products made with zinc sulphide, the process required to manufacture Strontium Aluminate PL is very complex and manufacturers were unable to cost effectively produce Strontium Aluminate PL products in commercial quantities.

Between January 1995 and October 1999, Douglas Sinclair, presently the chief executive officer of our Canadian subsidiary, developed the proprietary technology, formulas and processes needed to commercially manufacture Strontium Aluminate PL products on a cost-effective basis. The resulting product, referred to by us as Lunaplast, is up to 20 x times brighter than commercial zinc sulphide products, and is clearly visible after many hours of total darkness. During this same period of time, Mr. Sinclair and Kimberly Landry, our Chief Executive Officer, developed an advanced Strontium Aluminate HPPL material which is four times brighter than our Lunaplast product. Mr. Sinclair and Ms. Landry filed a patent application pertaining to this invention with the U.S. Patent and Trademark Office in November 1997. For a nominal consideration Mr. Sinclair and Ms. Landry assigned the rights in November 1997 to the patent application and related technology to Luna Technologies Inc. ("LTI"), a corporation formed by Ms. Landry in December 1994. In April 1999, we acquired from LTI the rights to the patent application and related technology assigned to LTI by Mr. Sinclair and Ms. Landry. In consideration for this assignment, we agreed to pay LTI $90,000, without interest, on or before June 30, 2000. Subsequent to June 30, 2000, we paid this debt in full. As of March 30, 2004 the patent application had been placed in abeyance. In November 1999, we acquired from Mr. Sinclair the proprietary technology required to manufacture Lunaplast into PVC sheets, vinyl rolls and paints as well as the trademark rights to these products. In consideration for the assignment of this technology and the trademarks, we paid Mr. Sinclair $60,000. During 2000 we developed the processes required to manufacturer Strontium Aluminate PL products using vacuum forming, extrusion, and injection molding techniques.

We began producing Lunaplast on a commercial basis during fiscal 2000. Lunaplast is available in flexible vinyl and rigid PVC sheets. In addition, a wide range of polymer compounds for extrusions and injection molding was added during the year. Management believes that the increase in performance opens up a new range of opportunities in life safety. Management believes that direct replacement of electrical exit signs (Underwriters Laboratories UL 924) is expected to be a market for photoluminescent materials in the near future.

During the year ended December 31, 2005 one customer accounted for 71% of our gross revenues. We are of the opinion that the loss of this customer would have a material adverse effect on the Company.

MANUFACTURING

Lunaplast is a three-part laminate, consisting of one base layer of highly reflective white material of PVC or vinyl, one mid-layer of photoluminescent PVC or vinyl impregnated with our proprietary Strontium Aluminate polymer compound, and one top layer of clear PVC or vinyl with UV and fire-resistant properties.

All aspects of our manufacturing process is subcontracted to various third parties which formulate, mix and produce Lunaplast to our specifications. Once the manufacturing process is complete, Lunaplast is sold to fabricators which use Lunaplast in a variety of end user products. All subcontractors involved in manufacturing Lunaplast have agreed to maintain the confidential nature of our proprietary manufacturing technology.

We do not have any long-term agreements with any of the third parties involved in manufacturing Lunaplast. We believe that alternative manufacturers are available which could produce Lunaplast on short notice and without disrupting product delivery schedules.

SALES AND MARKETING

World markets for photoluminescent lighting products are in the marine (shipping and cruise lines), transportation and commuter industry, and in the commercial, institutional and industrial retrofit and new building construction sector, in which the need for photoluminescent emergency lighting and wayfinding signage systems has risen sharply over the last two decades. A third primary marker is "glow-in-the-dark" toys and novelties.

We believe that the world market for HPPL lighting is underdeveloped due largely to the low illumination delivered by zinc sulphide products. We plan to build interest and sales for Lunaplast products in established markets around the world. Our marketing plan includes advertising in trade magazines, exhibiting at industry tradeshows, direct mail campaigns, soliciting editorial coverage from naval architecture, building design, architecture and lighting industry publications and distributing product samples, videos and brochures to designers and developers. Our website will also be used as a means to distribute product information to interested parties quickly.

We market our products through our officers and through independent sales representatives. As of May 25, 2006 we had independent sales representatives marketing Lunaplast in North America, Central America, Singapore and Korea.

COMPETITION

No single company dominates the world marketplace. Instead, a number of small and medium-sized firms are active within regional markets in Europe, the U.S. and elsewhere. Some producers include companies such as Permalight AG of Germany (Europe and North America), Safe T Glow (UK and U.S.), Datrex (U.S.), Jalite
(UK), Everglow (Europe) and Existalight (Europe and U.S.). It is difficult to determine annual sales volumes and revenues for these firms, as most are privately held.

Although there are several manufacturers and distributors of photoluminescent products we believe we have a significant advantage over our competitors as a result of our proprietary manufacturing processes and cost effective approach to the production of Strontium Aluminate-based HPPL materials in commercial quantities. We also plan to be competitive in the HPPL industry by developing advanced Strontium Aluminate materials, enhancing formulation and focusing on higher volumes with a resultant lower cost of production. During the year ending December 31, 2006, the Company plans to spend approximately $100,000 on research relating to the development of advanced Strontium Aluminate PL materials.

PATENTS AND INTELLECTUAL PROPERTY

We have the following patents relating to our technology: (i) Photoluminescent coating formulation, method of application, and coated articles; and (ii) Photoluminescent Sleeve for electric lamps for producing a non-electrical light emitting source. We also hold the following trademarks for our LUNACOAT and LUNAPLAST.

Trade secret

Photoluminescent Light Emitter With Enhanced Photometric Brightness Characteristics - method of increasing photoluminescent brightness characteristics through material design.

PRODUCT OVERVIEW

We develop and manufacture high-performance photoluminescent products, including, non-electrified signage and marketing materials, including PVC PSA film, rigid sheet, powder coated, paint, polyester film and rigid sheet, acrylic sheet, extrusion pellets. Our photoluminescent Exit Sign passed the Underwriters Laboratories' 75 ft. visibility/legibility standard and our photoluminescent Exit Sign was approved by the Energy Star program. Photoluminescent products are enhancing progressive life-safety systems in buildings of all types, airplanes, trains and passenger ships. We advise building code and standards organizations to assisting companies to integrate photoluminescent systems into their life-safety programs.

GOVERNMENTAL REGULATION

We manufacture products compliant with NYC Local Law 26. Our RS6-1 photoluminescent materials were approved by the NYC Materials Evaluation Department.

EMPLOYEES


As of July 12, 2006 the Company had ten full-time employees. Contingent upon the Company raising sufficient capital, the Company plans to hire additional employees as may be required by the level of the Company's operations.


We have never experienced a work stoppage and believe our employee relations are very good.

                             DESCRIPTION OF PROPERTY

We rent on a month to month basis, approximately 4,800 square feet of executive office, production and warehouse space at 61A and 61B Fawcett Road, Coquitlam, British Columbia, at a monthly rental of CDN$3,750.

                                LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

As at May 25, 2006, our directors and executive officers, their ages, positions held, and duration of such, are as follows:


                                                                                                                DATE FIRST
    NAME                                   POSITION HELD WITH OUR COMPANY                  AGE             ELECTED OR APPOINTED

    Kimberly Landry                     Chief Executive Officer and Director               40                 April 30, 1999

    Leslie James Porter                 Chief Financial Officer and Director               41                  March 2, 2006



BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

KIMBERLY LANDRY

Ms. Landry was our President between September 1, 2001 and August 31, 2004. On August 31, 2004 Ms. Landry resigned as President and was appointed the Chief Executive Officer. Ms. Landry held the position of Principal Financial and Chief Accounting Officer since April 5, 2005. She resigned as Principal Financial Officer on March 2, 2006. Ms. Landry has been the Secretary, as well as a director since April 1999. Since December 1994 Ms. Landry has also been an officer and director of Luna Technologies Inc. Ms. Landry attended a Washington State Community College where she studied business administration.

LESLIE JAMES PORTER

Mr. Porter was appointed Chief Financial Officer and Director on March 2, 2006.

Since November 2005 Mr. Porter served as CFO and Director of General Metals Corporation, a junior mining exploration company. Since July 2005 Mr. Porter also served as CFO and Director of Tangerine Gold Inc., a junior mining exploration company. From January to July 2005 Mr. Porter was CFO of Mediterranean Minerals Ltd. and its predecessor Manhattan Minerals Inc., a junior mining exploration company. In 2003 and 2004 Mr. Porter was CFO and Director of Firestone Ventures, Inc., a junior mining exploration company. From 2001 to 2004 Mr. Porter served on the Advisory Board of Webtech Wireless Inc., a global positioning satellite location solutions provider. From 2004 to date Mr. Porter served as CFO and Director of SHEC Labs Solar Hydrogen Energy Corporation, a solar and hydrogen energy technology company. He has also served on that company's Steering Committee since 2003 and as a financial advisor to that company since 2001.

Since 2001 Mr. Porter has been President of LJV Capital Corp., an entity which provides financial and business consulting services to early stage companies.

From 1999 to 2001 Mr. Porter was CFO and Director of Global Media Corp., an internet media streaming company.

Mr. Porter received his Bachelor of Commerce degree in Finance from the University of British Columbia in Vancouver, B.C. in 1987. He received his Chartered Accountant designation from the Institute of Chartered Accountants of British Columbia in 1990, his Chartered Financial Analyst designation from the Institute of Chartered Financial Analysts in 1994 and his Certified Public Accountant designation (State of Illinois) from the University of Illinois in 1999.

Mr. Porter received his Chartered Accountant and Chartered Financial Analyst designations while employed with the major public accounting firm, Arthur Andersen & Co., where he achieved the position of Senior Manager and served large corporations and public corporations in the airline, finance, forestry, oil and gas, manufacturing, mining, technology, distribution and service provider sectors. While at Arthur Andersen & Co., Mr. Porter was also involved with various international transactions.

COMMITTEES OF THE BOARD

We do not have a compensation committee. Our board of directors serve as our Audit Committee.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Other than as discussed herein, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that it has one member of its audit committee, Leslie James Porter, that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, however, Mr. Porter is not "independent" as the term is used in Tem 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the financial condition of our company.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2005, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CODE OF ETHICS

Effective May 21, 2004, our company's board of directors adopted a Code of Ethics that applies to, among other persons, our company's principal executive officers and principal financial officers (including principal accounting officers and controllers), as well as persons performing similar functions. As adopted, our Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote a high ethical standards and commitment to compliance.

Our Code of Ethics requires, among other things, that all of our company's personnel shall be accorded full access to our president and corporate secretary, as well as persons performing similar functions, with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our company's personnel are to be accorded full access to our company's board of directors if any such matter involves an alleged breach of the Code of Ethics by our president or chief financial officer.

Our Code of Ethics is incorporated by reference from our Quarter Report on Form 10-QSB filed on May 21, 2004.

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation of our executive officers during the three years ended December 31, 2005, 2004 and 2003. No other officers or directors received annual compensation in excess of $100,000 during the last three fiscal years.



                                              SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                                                                        AWARDS                PAYOUTS

                                                                   OTHER       SECURITIES     RESTRICTED
 NAME AND                                                         ANNUAL       UNDERLYING     SHARES OR
 PRINCIPAL                                                        COMPEN-       OPTIONS/      RESTRICTED       LTIP        ALL OTHER
 POSITION                  YEAR       SALARY         BONUS        SATION          SARS          SHARE         PAYOUTS       COMPEN-
                                       (US$)         (US$)         (US$)        GRANTED         UNITS          (US$)        SATION

 Kimberly Landry           2005       74,294          Nil           Nil           Nil            Nil            Nil           Nil
 President, Chief          2004       55,705        46,750        500,000         Nil            Nil            Nil           Nil
 Executive Officer         2003       45,120l         Nil           Nil           Nil            Nil            Nil           Nil
 and Secretary (1)



 Leslie James Porter       2005         Nil           Nil           Nil           Nil            Nil            Nil           Nil
 Chief Financial           2004         Nil           Nil           Nil           Nil            Nil            Nil           Nil
 Officer (2)               2003         Nil           Nil           Nil           Nil            Nil            Nil           Nil


 Scott Bullis              2005       74,294          Nil           Nil           Nil            Nil            Nil           Nil
 President (3)             2004       22,016          Nil           Nil         659,200          Nil            Nil           Nil
                           2003         Nil           Nil           Nil           Nil            Nil            Nil           Nil


 Brian Fiddler             2005        9,906         6,800          Nil           Nil            Nil            Nil           Nil
 Principal Financial       2004       36,880         9,500          Nil           Nil            Nil            Nil           Nil
 and Accounting            2003       25,687        10,980          Nil         160,000          Nil            Nil           Nil
 Officer (4)


(1) Ms. Landry was our President from September 1, 2001 to August 31, 2004. On August 31, 2004 Ms. Landry was appointed Chief Executive Officer. On April 5, 2005 Ms. Landry was appointed Principal Financial and Chief Accounting Officer. Ms. Landry was Secretary from April 30, 1999 to February 1, 2006.
(2)   Mr. Porter was appointed Chief Financial officer on March 2, 2006.
(3)   Mr. Bullis was President from August 31, 2004 to February 3, 2006.
(4) Mr. Fiddler resigned as Principal Financial and Accounting Officer on April 4, 2005.




OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth certain information regarding stock options granted to our Named Executive Officers during our fiscal year ended December 31, 2005:



                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                          ANNUAL RATE OF STOCK
                                                                                                         PRICE APPRECIATION FOR
         NAME                                   INDIVIDUAL GRANTS                                           OPTION TERM (3)
                       NUMBER OF          PERCENT OF
                      SECURITIES         TOTAL OPTIONS         EXERCISE
                      UNDERLYING          GRANTED TO           OR BASE
                        OPTIONS          EMPLOYEES IN           PRICE
                    GRANTED (#)(1)      FISCAL YEAR (2)         ($/SH)         EXPIRATION DATE


                                                                                                       5%($)              10%($)
 Kimberly Landry          Nil                 N/A                N/A                 N/A                N/A                 N/A
 Scott Bullis             Nil                 N/A                N/A                 N/A                N/A                 N/A
 Brian Fiddler            Nil                 N/A                N/A                 N/A                N/A                 N/A
 Robert H. Humber         Nil                 N/A                N/A                 N/A                N/A                 N/A



AGGREGATE OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

The following table provides certain information with respect to our Named
Executive Officers concerning the exercise of options during 2005 and unexercised options held by them at the end of the year.


                       NUMBER OF
                        SHARES                               NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED IN-THE-
                      ACQUIRED ON            VALUE           UNEXERCISED OPTIONS AT DECEMBER           MONEY OPTIONS AT DECEMBER
         NAME        EXERCISE (#)        REALIZED ($)                  31, 2005 (#)                           31, 2005 ($)



                                                              EXERCISABLE       UNEXERCISABLE       EXERCISABLE        UNEXERCISABLE
 Kimberly Landry          Nil                 Nil               11,000               Nil                  Nil                 Nil
 Scott Bullis             Nil                 Nil              659,200               Nil                  Nil                 Nil
 Brian Fiddler           3,600                Nil               80,000               Nil                  Nil                 Nil
 Robert H. Humber         Nil                 Nil                Nil                 Nil                  Nil                 Nil


Employment/Consulting Agreements

Our Canadian subsidiary has an employment agreement with Kimberly Landry whereby the subsidiary has agreed to pay Ms. Landry a salary of CDN$7,500 per month.

Effective March 1, 2006, we entered into a consulting agreement with Leslie James Porter, wherein we agreed to pay him a monthly fee of CDN$2,500 as well as reasonable out-of-pocket expenses incurred in the performance of his duties. In addition, we have agreed to pay Mr. Porter 500,000 shares of common stock, which shares are to be issued pursuant to the provisions of our 2006 Stock Option Plan. The agreement terminates February 28, 2007 and will automatically renew for an additional one year term unless otherwise stipulated.

LONG-TERM INCENTIVE PLANS

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

DIRECTORS COMPENSATION

Standard Arrangements. At present we do not pay our directors for attending meetings of the board, although we may adopt a director compensation policy in the future. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments.

Other Arrangements. During the year ended December 31, 2005, and except as disclosed elsewhere in this annual report, none of our directors received any form of compensation from our company.

REPORT ON EXECUTIVE COMPENSATION

Our compensation program for our executive officers is administered and reviewed by our board of directors. Historically, executive compensation consists of a combination of base salary and bonuses. Individual compensation levels are designed to reflect individual responsibilities, performance and experience, as well as the performance of our company. The determination of discretionary bonuses is based on various factors, including implementation of our business plan, acquisition of assets, development of corporate opportunities and completion of financing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables sets forth, as of July 12, 2006, the number of and percent of the Company's common stock beneficially owned by


o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.



                                                                            AMOUNT AND NATURE OF                       PERCENTAGE
 NAME AND ADDRESS OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP (1)                    OF CLASS (1)

 Kimberly Landry                                                                1,392,600 (2)                             5.68%
 c/o Luna Technologies International, Inc.
 61B Fawcett Road,
 Coquitlam, British Columbia, Canada V3K 6V2

 Leslie James Porter
 5A - 1500 Alberni Street                                                          454,200                                1.85%
 Vancouver, British Columbia, Canada V7V 2M1


 Douglas Sinclair                                                                 1,585,000                               7.64%
 1653 Plateau Crescent
 Coquitlam, British Columbia, Canada V3B 3E3

 Barry Drummond                                                                   1,245,000                               6.47%
 118 Bridge Rd.
 West Vancouver
 British Columbia, Canada V7P 3R2

 Michael Harrison                                                                 1,869,000                               7.62%
 8585 Drifter Way
 Whistler, British Columbia, Canada V0N 1B8

 Seth Shaw                                                                        1,800,000                               7.34%
 Sheldon Court, #503
 Ithaca, NY 14850

 Directors and Executive Officers as a Group (2 individuals)                    1,846,800 (3)                             7.13%


                                                                                  2,074,000                               7.53%

(1) Based on 24,513,298 shares of common stock issued and outstanding as of July 12, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person

(2) Ms. Landry holds 11,000 options for the purchase of common shares of the Company's common stock at an exercise price of $0.04 per share.

                            DESCRIPTION OF SECURITIES


Our authorized capital stock consists of 110,000,000 shares of stock, of which 100,000,000 shares are designated common stock, par value $.0001 per share, and 10,000,000 shares are designated preferred stock, par value $.0001 per share. As of July 12, 2006, there were 24,513,398 shares of common stock, and no shares of preferred stock issued or outstanding.


The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

Our board of directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board under the symbol "LTII.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders' rights (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:


      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately-negotiated transactions;
      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.


The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:


      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.


In order to approve a person's account for transactions in penny stocks, the broker or dealer must:


      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:


      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



------------------------- ----------------- -------------------- -------------------- -------------------- --------------------
                             Beneficial        Percentage of                                                  Percentage of
                             Ownership      Common Stock Owned    Shares of Common        Beneficial       Common Stock Owned
                             Before the         before the        Stock Included in     Ownership after    after the Offering
          Name                Offering           Offering          the Prospectus      the Offering (4)            (4)
------------------------- ----------------- -------------------- -------------------- -------------------- --------------------

AJW Offshore, Ltd (1)      1,223,219 (2)          4.99%*            3,799,286(2)              -0-                  -0-

------------------------- ----------------- -------------------- -------------------- -------------------- --------------------

AJW Qualified Partners,     1,223,219(2)          4.99%*            2,293,643 (2)             -0-                  -0-
LLC (1)

------------------------- ----------------- -------------------- -------------------- -------------------- --------------------

AJW Partners, LLC (1)        837,250(2)             **               837,250(2)               -0-                  -0-

------------------------- ----------------- -------------------- -------------------- -------------------- --------------------

New Millennium Capital      105,536 (2)             **               105,536 (2)              -0-                  -0-
Partners II, LLC (1)
------------------------- ----------------- -------------------- -------------------- -------------------- --------------------

Sichenzia Ross Friedman       150,000               **                 150,000                -0-                  -0-
Ference LLP (3)
------------------------- ----------------- -------------------- -------------------- -------------------- --------------------


* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(2) Represents a good faith estimate of the shares issuable upon conversion of the secured convertible notes based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on July 12, 2006, the secured convertible notes would have had a conversion price of $.083. AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Investors") have contractually agreed to restrict their ability to convert their secured convertible notes and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for AJW Offshore Ltd and AJW Qualified Partners, LLC exceeds the number of shares of common stock that they could own beneficially at any given time through their ownership of the secured convertible notes. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

The shares being registered hereunder do not include shares of common stock that may be acquired by the Investors upon conversion of amounts due to them resulting from future accruals of interest pursuant to the convertible notes.

(3) Gregory Sichenzia, Marc J. Ross, Richard A. Friedman and Michael H. Ference have voting and dispositive control over the securities held by Sichenzia Ross Friedman Ference LLP.

(4) Assumes that all securities registered will be sold.


TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 16, 2005 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 1,000,000 shares of our common stock.


To date we have received gross proceeds of $700,000. The Investors are obligated to provide us with an additional $300,000 within five days of the effectiveness of the registration statement of which this prospectus forms a part.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.


We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.40 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% (for prepayments occurring within thirty (30) days of the issuance date of the notes), (ii) 135% for prepayments occurring between thirty-one (31) and sixty (60) days of the issuance date of the notes, or (iii) 150% (for prepayments occurring after the sixtieth (60th) day following the issuance date of the notes), multiplied by the sum of (w) the then outstanding principal amount of the notes plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of prepayment plus (y) default Interest, if any, plus (z) certain outstanding amounts, if any, owed by the Company, to the Holder pursuant to notes or the registration Rights Agreement.


The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Investors a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.


In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:


      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
      o     Any breach of, or default under, the Warrants.


An event of default under the secured convertible notes occurs if we:


      o     Fail to pay the principal or interest when due;
      o Do not issue shares of common stock upon receipt of a conversion notice;
      o Fail to file a registration statement within 45 days after December 16, 2005 or fail to have the registration statement effective by within 120 days after December 16, 2005;
      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.


Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:


      o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and
      o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The Investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.


Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.


The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position. The Investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

On April 7, 2006, we entered into an amendment to the Securities Purchase Agreement with the Investors to delete from the agreement certain sections of the Agreement which permitted the assignment of the Agreement.


A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION


The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $1,000,000 of secured convertible notes on July 12, 2006, at a conversion price of $0.14, which represents 50% of the average of the lowest intraday trading prices for the common stock on the OTCBB for the last three trading days prior to the date hereof, the number of shares issuable upon conversion would be:

$1,000,000/$0.14 = 7,142,857 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of July 12, 2006 of $0.28.



       % BELOW MARKET             PRICE PER SHARE                    DISCOUNT OF 50%               NUMBER OF SHARES ISSUABLE
             25%                       $0.21                              $0.11                            9,523,810
             50%                       $0.14                              $0.07                            14,285,714
             75%                       $0.07                              $0.04                            28,571,419



                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Our consolidated financial statements as of December 31, 2005 and 2004, and for each of the two years in the period ended December 31, 2005 and 2004, included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM........................................F-2


CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2005 AND 2004...................................F-3


CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004...........F-4


CONSOLIDATED STATEMENT OF  STOCKHOLDERS' DEFICIT FOR THE YEARS ENDED
DECEMBER 31, 2005 AND 2004...............................................................F-5 - F-6


CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2005 AND
2004...........................................................................................F-7


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..............................................F-8 - F-17



CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2006 (UNAUDITED) AND DECEMBER 31, 2005............F-18

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006
AND 2005 (UNAUDITED)..........................................................................F-19

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AS OF MARCH 31, 2006 (UNAUDITED)..............F-20

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2006
AND 2005 (UNAUDITED)..........................................................................F-21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ............................................F-22 - F-27


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Luna Technologies International,
Inc.:

We have audited the accompanying consolidated balance sheets of Luna Technologies International, Inc. as of December 31, 2005 and 2004 and the consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Luna Technologies International, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows and the changes in stockholders' deficit for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency and has incurred losses since inception raising substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Dale Matheson Carr-Hilton Labonte"

                              CHARTERED ACCOUNTANTS

Vancouver, Canada
April 10, 2006

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS


                                                                                             December 31,     December 31,
                                                                                                 2005            2004
     ------------------------------------------------------------------------------------------------------------------------

                                          ASSETS
     CURRENT ASSETS
          Accounts receivable                                                                  $   133,378    $    81,357
          Prepaid expenses                                                                          37,305          6,027
          Inventory                                                                                 71,809         75,437
     ------------------------------------------------------------------------------------------------------------------------

                                                                                                   242,492        162,821

     FURNITURE AND EQUIPMENT, net of depreciation of $89,370 (2004 - $81,424)                        9,412         15,605
     ------------------------------------------------------------------------------------------------------------------------

                                                                                               $   251,904    $   178,426
     ========================================================================================================================


                           LIABILITIES AND STOCKHOLDERS' DEFICIT

     CURRENT LIABILITIES
          Bank overdraft                                                                       $    12,739    $       184
          Accounts payable and accrued liabilities                                                 209,493        265,505
          Due to related parties (Note 3)                                                           36,605         16,160
          Current portion of convertible debenture (Note 4)                                             --         56,797
          Current portion of note payable (Note 3)                                                 143,237         78,168
     ------------------------------------------------------------------------------------------------------------------------

                                                                                                   402,074        416,814

     CONVERTIBLE NOTE (Note 4)                                                                     376,172             --
     NOTE PAYABLE (Note 3)                                                                          40,730        101,497
     ------------------------------------------------------------------------------------------------------------------------

                                                                                                   818,976        518,311
     ------------------------------------------------------------------------------------------------------------------------

      GOING CONCERN CONTINGENCY (Note 1)

     STOCKHOLDERS' DEFICIT
          Capital stock (Note 5)
                Convertible preferred stock, $0.0001 par value, 5,000,000 shares authorized
                         NIL issued and outstanding
                Common stock, $0.0001 par value, 30,000,000 shares authorized
                        13,598,398 (2004 - 9,664,648) shares issued and outstanding                  1,360            966
          Additional paid-in capital                                                             3,558,535      2,032,988
          Share purchase warrants                                                                  141,509        124,000
          Accumulated deficit                                                                   (4,177,005)    (2,406,065)
          Accumulated other comprehensive loss                                                     (91,471)       (91,774)
     ------------------------------------------------------------------------------------------------------------------------


(567,072) (339,885)
     ------------------------------------------------------------------------------------------------------------------------

                                                                                               $   251,904    $   178,426
     ========================================================================================================================


The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                     Years Ended December 31,
                                                                     2005               2004
        ------------------------------------------------------------------------------------------

        SALES                                                     $    673,821       $    537,165
        COST OF SALES                                                  368,999            269,395
        ------------------------------------------------------------------------------------------

        GROSS PROFIT                                                   304,822            267,770
        OTHER INCOME                                                        --            120,000
        ------------------------------------------------------------------------------------------

                                                                       304,822            387,770
        ------------------------------------------------------------------------------------------

        GENERAL AND ADMINISTRATIVE EXPENSES
             Consulting                                                 46,812             85,519
             Consulting - stock based (Note 5)                         687,600            279,468
             Depreciation                                                7,946             11,084
             Financing costs (Note 4)                                   70,000                 --
             Gain on write-off of accounts payable                          --            (53,365)
             Interest                                                  406,717             18,942
             Management fees                                           171,622            187,174
             Office and general                                        245,284            166,584
             Professional fees                                         124,974            101,987
             Rent                                                       34,870             33,716
             Research and development, net of recoveries                61,408             55,097
             Wages and benefits                                        218,529            172,219
        ------------------------------------------------------------------------------------------

                                                                     2,075,762          1,058,425
        ------------------------------------------------------------------------------------------

        NET LOSS                                                  $ (1,770,940)      $   (670,655)
        ==========================================================================================




        BASIC AND DILUTED NET LOSS PER SHARE                      $      (0.16)      $      (0.09)
        ==========================================================================================


        WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING        10,870,840          7,615,138
        ==========================================================================================


The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                                   Common Stock
                                                               ----------------------   Additional      Share
                                                               Number of                 Paid-in       Purchase
                                                                 shares     Amount       Capital       Warrants
          --------------------------------------------------------------------------------------------------------

          Balance, December 31, 2003                          6,727,836   $       673   $ 1,342,003   $    74,000

          Issued for cash at - $0.20 per share                1,250,000           125       199,875        50,000
                             - $0.65 per share                  100,000            10        51,990        13,000
                             - $1.00 per share                   35,000             4        27,996         7,000


          Issued on exercise of options - $0.04 per share       489,000            49        19,511            --
                                        - $0.10 per share       160,000            16        15,984            --
                                        - $0.23 per share       300,000            30        68,220            --
                                        - $0.40 per share         5,000            --         2,000            --



          Issued pursuant to stock bonus plan                   597,812            59       130,809            --

          Stock-based compensation on options                        --            --       154,600            --

          Share purchase warrants expired                            --            --        20,000       (20,000)

          Net loss                                                   --            --            --            --

          Currency translation adjustment                            --            --            --            --
          --------------------------------------------------------------------------------------------------------

          Balance, December 31, 2004                          9,664,648   $       966   $ 2,032,988   $   124,000
          ========================================================================================================



                                                                              Accumulated
                                                                                 Other
                                                              Accumulated    Comprehensive
                                                                Deficit           Loss           Total
          -----------------------------------------------------------------------------------------------

          Balance, December 31, 2003                           $(1,735,410)   $   (65,262)   $  (383,996)

          Issued for cash at - $0.20 per share                          --             --        250,000
                             - $0.65 per share                          --             --         65,000
                             - $1.00 per share                          --             --         35,000


          Issued on exercise of options - $0.04 per share               --             --         19,560
                                        - $0.10 per share               --             --         16,000
                                        - $0.23 per share               --             --         68,250
                                        - $0.40 per share               --             --          2,000



          Issued pursuant to stock bonus plan                           --             --        130,868

          Stock-based compensation on options                           --             --        154,600

          Share purchase warrants expired                               --             --             --

          Net loss                                                (670,655)            --       (670,655)

          Currency translation adjustment                               --        (26,512)       (26,512)
          -----------------------------------------------------------------------------------------------

          Balance, December 31, 2004                           $(2,406,065)   $   (91,774)   $  (339,885)
          ===============================================================================================


The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                                   Common Stock
                                                            -----------------------     Additional     Share
                                                              Number of                   Paid-in     Purchase
                                                                shares      Amount        Capital     Warrants
          ---------------------------------------------------------------------------------------------------------

          Balance, December 31, 2004                           9,664,648   $       966   $ 2,032,988   $   124,000

          Issued for cash at - $0.20 per share                 1,833,750           184       293,216        73,350

          Issued on exercise of options - $0.001 per share       500,000            50           450            --
                                        - $0.05 per share      1,300,000           130        64,870            --

                                        - $0.10 per share        200,000            20        19,980            --

                                        - $0.18 per share         20,000             2         3,598            --


          Issued pursuant to stock bonus plan                     80,000             8        24,392            --

          Stock-based compensation                                    --            --       663,200            --

          Discount on convertible debenture and issuance
          of warrants                                                 --            --       375,841        24,159

          Share purchase warrants expired                             --            --        80,000       (80,000)

          Net loss                                                    --            --            --            --

          Currency translation adjustment                             --            --            --            --
          ---------------------------------------------------------------------------------------------------------

          Balance, December 31, 2005                          13,598,398   $     1,360   $ 3,558,535   $   141,509
          =========================================================================================================


                                                                              Accumulated
                                                                                 Other
                                                             Accumulated     Comprehensive
                                                               Deficit            Loss          Total
          -----------------------------------------------------------------------------------------------

          Balance, December 31, 2004                           $(2,406,065)   $   (91,774)   $  (339,885)

          Issued for cash at - $0.20 per share                          --             --        366,750

          Issued on exercise of options - $0.001 per share              --             --            500
                                        - $0.05 per share               --             --         65,000

                                        - $0.10 per share               --             --         20,000

                                        - $0.18 per share               --             --          3,600


          Issued pursuant to stock bonus plan                           --             --         24,400

          Stock-based compensation                                      --             --        663,200

          Discount on convertible debenture and issuance
          of warrants                                                   --             --        400,000

          Share purchase warrants expired                               --             --             --

          Net loss                                              (1,770,940)            --     (1,770,940)

          Currency translation adjustment                               --            303            303
          -----------------------------------------------------------------------------------------------

          Balance, December 31, 2005                           $(4,177,005)   $   (91,471)   $  (567,072)
          ===============================================================================================


The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                          Years Ended December 31,
                                                                                           2005              2004
     ------------------------------------------------------------------------------------------------------------------
     CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss                                                                         $(1,770,940)      $  (670,655)
        Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation                                                                           7,946            11,084
        Stock-based compensation                                                             687,600           279,468
        Gain on write-off of accounts payable                                                     --           (53,365)
        Beneficial conversion interest (Note 4)                                              375,841                --
        Accretion of interest on convertible debenture (Note 4)                                  331                --
          Changes in operating assets and liabilities:
            Accounts receivable                                                              (52,021)          (32,230)
            Prepaid expenses                                                                 (31,278)           (2,067)
            Inventory                                                                          3,628            12,810
            Accounts payable and accrued liabilities                                         (56,012)          140,272
            Due to related parties                                                            24,045            49,509
     ------------------------------------------------------------------------------------------------------------------

     NET CASH USED IN OPERATING ACTIVITIES                                                  (810,860)         (265,174)
     ------------------------------------------------------------------------------------------------------------------

     CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of furniture and equipment                                                   (1,753)           (5,912)
     ------------------------------------------------------------------------------------------------------------------

     NET CASH USED IN INVESTING ACTIVITIES                                                    (1,753)           (5,912)
     ------------------------------------------------------------------------------------------------------------------

     CASH FLOWS FROM FINANCING ACTIVITIES
        Increase (decrease) in bank overdraft                                                 12,555           (11,068)
        Proceeds from issuance of common shares                                              452,250           357,000
        Convertible debenture proceeds (repayments)                                          343,203           (39,996)
        Gain on notes payable (repayments)                                                     4,302            (8,338)
     ------------------------------------------------------------------------------------------------------------------

     NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                                         812,310           297,598
     ------------------------------------------------------------------------------------------------------------------

     EFFECT OF EXCHANGE RATE CHANGES                                                             303           (26,512)
     ------------------------------------------------------------------------------------------------------------------

     NET CHANGE IN CASH                                                                           --                --

     CASH, BEGINNING AND END OF YEAR                                                     $        --       $        --
     ==================================================================================================================


SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND FINANCING ACTIVITIES (SEE NOTE 7)

The accompanying notes are an integral part of these consolidated financial statements


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005


--------------------------------------------------------------------------------
NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------


The Company was incorporated on March 25, 1999 in the state of Delaware. The Company commenced operations April 30, 1999 and by agreement effective as of that date, acquired proprietary technology and patent rights from Luna Technology Inc. ("LTBC"), a private British Columbia company with certain directors and shareholders in common with the Company. In addition, by agreement effective November 15, 1999, the Company acquired proprietary technology and the trademark rights to "LUNA" and "LUNAPLAST", which relate to the acquired photoluminescent technology. This technology is used for the development and production of photoluminescent signage, wayfinding systems and other novelty products with applications in marine, commuter rail, subway, buildings and toy markets.

These consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2005 the Company has a working capital deficiency of $159,582 (2004 - $253,993) and has incurred losses since inception raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital and on generating future profitable operations. In addition, during 2005, 80% of the Company's total sales were derived from two customers, one customer of which also provided financing to the Company in connection with the Convertible Debenture as described in Note 4.

The Company anticipates meeting its working capital requirement for the next year through product sales, the sale of shares of common stock or through loans and advances from related parties as may be required.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------


PRINCIPLES OF CONSOLIDATION

These financial statements include the accounts of the Company and its wholly-owned subsidiary Luna Technologies (Canada) Ltd. ("LTC"), a company incorporated June 9, 1999 in the province of British Columbia. LTC was incorporated to conduct all future business activities in Canada. All significant intercompany balances and transactions are eliminated upon consolidation.

USE OF ESTIMATES AND ASSUMPTIONS

Preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The areas requiring significant estimates and assumptions are determining the useful lives of furniture and equipment and the fair value of stock-based compensation.

INVENTORY

Inventory consists of finished goods and is carried at the lower of cost or net realizable value.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Depreciation is computed by using the straight-line method over the estimated useful lives of two to five years.

REVENUE RECOGNITION

The Company recognizes revenue when products have been shipped, the amounts are fixed or determinable and collection is reasonably assured. The Company also generates other income from one-time fees charged in connection with territorial supply agreements. As the Company has no future obligations in connection with these agreements, these fees are recognized as other income upon execution of the agreements and when collection is reasonably assured.

RESEARCH AND DEVELOPMENT COSTS

Ongoing new product and technology research and development costs are expensed as incurred net of contributions made by third parties toward research projects.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

FOREIGN CURRENCY TRANSLATION

F These financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

LONG-LIVED ASSETS

The Company monitors the recoverability of long-lived assets, including furniture and equipment, based on estimates using factors such as current market value, future asset utilization, and future undiscounted cash flows expected to result from its investment or use of the related assets. The Company's policy is to record any impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable. Any impairment loss is calculated as the excess of the carrying value over estimated realizable value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", management has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including accounts receivable, bank overdraft, due to related parties, and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments. Management has also determined that the fair value of the convertible debenture approximates its carrying value as at December 31, 2005.

RISK MANAGEMENT

Currency risk. The majority of the Company's sales and cost of sales are made in U.S. currency while a significant amount of its general and administrative expenses are made in Canadian currency. The Company does not currently hedge its foreign currency exposure and accordingly is at risk for foreign currency exchange fluctuations.

Credit risk. Management does not believe the Company is exposed to significant credit risk and accordingly does not manage credit risk directly.

COMPARATIVE FIGURES

Certain of the comparative figures have been reclassified to conform to the current year's presentation.

NET LOSS PER COMMON SHARE

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all potential dilutive common shares outstanding during the period including stock options and share purchase warrants using the treasury method. Convertible notes, share purchase warrants and stock options were not included in the calculation of diluted loss per share as their effect was anti-dilutive.

STOCK-BASED COMPENSATION

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", an amendment of SFAS No. 123 "Accounting for Stock-Based Compensation". The purpose of SFAS No. 148 is to:

(1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

STOCK-BASED COMPENSATION (CONT'D)

The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.

The following table illustrates the pro-forma effect on net loss and loss per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 5:


                                                                                         Years ended December 31,
                                                                                        2005                  2004
                                                                                 --------------------------------------------

     Net loss                                        As reported                 $      (1,770,940)     $         (670,655)

     SFAS 123 compensation expense                   Pro-forma                             (43,080)                (63,050)
                                                                                 --------------------------------------------

     Net loss                                        Pro-forma                   $      (1,814,020)     $         (733,705)
                                                                                 ============================================

     Pro-forma basic and diluted loss per share      Pro-forma                   $           (0.17)     $            (0.10)
                                                                                 ============================================


The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

The Company has also adopted the provisions of the FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25", which provides guidance as to certain applications of APB No. 25.

INCOME TAXES

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, Share-Based Payment . SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on the Company's reported financial position or results of operations.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, Share-Based Payment , to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during the implementation of SFAS No. 123R.

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3 . Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140 , to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets , to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

NOTE 3 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------


During 2003 LTC and the Company executed a guarantee of certain unpaid management fees owing to the then CEO of LTC totaling $123,750 (CDN$165,000). Effective August 31, 2004, the CEO of LTC resigned and entered into an agreement with the Company for the payment of these guaranteed amounts and additional fees owing. Effective August 3, 2004, the Company had guaranteed, by a non-interest bearing promissory note, outstanding management fees due to the former CEO of LTC totaling CDN$187,000 payable as follows: CDN$20,000 upon acceptance, CDN$ 20,000 on January 15, 2005, CDN$25,000 on June 15, 2005, CDN$30,000 on January
15, 2006, CDN$40,000 on June 15, 2006 and CDN$52,000 on January 15, 2007. In
addition, the Company agreed to a severance payment of CDN$43,200 to be paid in twelve equal monthly installments of CDN$3,600. To December 31, 2005 CDN$63,200 has been paid in connection with the above agreements leaving CDN$167,000 (US$143,237) owing. The Company did not pay the CDN $20,000 installment due January 15, 2005, the CDN $25,000 installment due June 15, 2005 or the CDN$30,000 installment due January 15, 2006. This debt is in default and has been reclassified as a current liability to reflect its status as due in full.

During 2005 the Company had transactions with directors and officers as follows: expenses paid on behalf of and advances made to the Company - $42,168 (2004 - $96,655); management fees incurred by the Company - $162,622 (2004 - $187,174); and payments and reimbursements made by the Company - $184,344 (2004 - $234,320) leaving $36,605 owing as at December 31, 2005 (December 31, 2004 - $16,160).

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------

NOTE 3 - RELATED PARTY TRANSACTIONS (CONT'D)
--------------------------------------------------------------------------------


The Company and LTC have non-interest-bearing promissory notes totalling $40,730 payable to LTBC originally due on or before June 30, 2001. The due dates on these notes have been extended to January 1, 2007.

Unless otherwise noted, all amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE 4 - LONG TERM DEBT
--------------------------------------------------------------------------------


                          SECURED CONVERTIBLE DEBENTURE

Effective December 21, 2002, the Company issued a $120,000 Secured Convertible Debenture (the "Debenture"). The Debenture is secured by a first floating charge on all of the property, assets and undertakings of the Company and bears interest at a rate of 8% per annum. The Company is required to make fixed monthly principal payments of $3,333 for a period of 30 months commencing June 21, 2003 and a final principal payment of $20,010 due December 21, 2005. Interest is calculated on the outstanding principal balance and is payable monthly commencing June 21, 2003. During 2005 the Company made principal and interest payments totaling $59,607 including the final principal payment of $20,010.

                            SECURED CONVERTIBLE NOTE

Effective December 16, 2005, ("the Closing date") the Company entered into a Securities Purchase Agreement (the "SPA") with accredited investors for the sale of (i) $1,000,000 in secured convertible notes and (ii) five year warrants to buy 1,000,000 shares of the Company's common stock at $0.40 per share. The investors are obligated to provide an aggregate of $1,000,000 as follows:

o $400,000 on December 21, 2005 (received);

o $300,000 within five days of the filing of a registration statement on Form SB-2 covering the number of shares of the Company's common stock underlying the secured convertible notes and warrants (received subsequent to year-end); and

o $300,000 to be disbursed within five days of the effective date of the aforementioned registration statement.


The secured convertible notes bear interest at 8% per annum, unless the common stock of the Company is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into the Company's common stock, at the Investors' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.


The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible debentures. In addition, the Company granted the investors a security interest in substantially all of its assets and intellectual property.

Under the SPA, the Company is required to file a registration statement with the Securities and Exchange Commission within 45 days of closing (filed on February 2, 2006). If the registration statement is not declared effective within 120 days from the date of closing, the Company is required to pay liquidated damages to the investors. In the event that the Company breaches any representation or warranty in the SPA, the Company is required to pay liquidated damages in shares or cash, at the election of the Company, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 4 - LONG TERM DEBT (CONT'D)
--------------------------------------------------------------------------------


Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the value of the embedded beneficial conversion feature of $375,841 as additional paid-in capital as the secured convertible notes were issued with an intrinsic value conversion feature. Accordingly, the Company recorded $375,841 of interest expense, being the difference between the stated value and carrying value at the date of issuance. In addition, in accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the warrants of $24,159 as a component of stockholders' deficit. The Company will record further interest expense over the term of the secured convertible notes of $24,158 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be accreted to the face value of $400,000 at maturity or the date of conversion. To December 31, 2005, accrued interest of $877 has been included in accrued liabilities, and interest expense of $331 has been accreted increasing the carrying value of the convertible debentures to $376,172.

In connection with the convertible notes payable, the Company incurred finance costs totalling $70,000, which consisted of professional fees, due diligence, and a finder's fee.

NOTE 5 - CAPITAL STOCK
--------------------------------------------------------------------------------

2005 TRANSACTIONS

The Company issued 1,833,750 units at a price of $0.20 per unit for proceeds of $366,750. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share for a period ranging from April 1, 2005 to October 28, 2007. The estimated fair value of these warrants of $73,350 has been recorded as a separate component of stockholders' equity.

The Company awarded 80,000 shares of common stock under the Stock Bonus Plan with a fair value of $24,400. At December 31, 2005, 772,188 shares remain available for awards under this plan.

The Company issued 2,020,000 shares of common stock under the Non-Qualified Stock Option Plan for total consideration of $89,100 or which $85,500 was received in cash and $3,600 by offset of amounts due to a related party.

2004 TRANSACTIONS

The Company issued 100,000 units at a price of $0.65 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until February 28, 2006. The estimated fair value of the warrants of $13,000 has been recorded as a separate component of stockholders' equity.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (CONT'D)
--------------------------------------------------------------------------------


The Company issued 35,000 units at a price of $1.00 per unit for proceeds of $35,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until March 31, 2006. The estimated fair value of the warrants of $7,000 has been recorded as a separate component of stockholders' equity.

The Company issued 1,250,000 units at a price of $0.20 per unit for proceeds of $250,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.30 per share until September 3, 2005. The estimated fair value of the warrants of $50,000 has been recorded as a separate component of stockholders' equity.

The Company issued 954,000 shares of common stock on exercise of various stock options for total consideration of $105,810 of which $7,000 was received in cash, $79,250 by offset of accounts payable and $19,560 by offset of amounts due to a director of the Company.

STOCK OPTION PLANS

Effective January 26, 2004, the Company adopted plans allowing for the granting of stock options and awarding of shares of common stock as follows:

                           INCENTIVE STOCK OPTION PLAN

The Company adopted an Incentive Stock Option Plan authorizing the issuance of options to purchase up to 750,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then fair market value of the Company's common stock and can not be exercised until one year following the date of grant. This plan is available to officers, directors and key employees of the Company.

                         NON-QUALIFIED STOCK OPTION PLAN

The Company adopted a Non-Qualified Stock Option Plan authorizing the issuance of options to purchase up to 10,850,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then par value of the Company's common stock and can be exercised at any time following the date of grant. This plan is available to officers, directors, employees, consultants and advisors of the Company.

                                STOCK BONUS PLAN

The Company adopted a Stock Bonus Plan authorizing the award of up to 1,650,000 shares of common stock of the Company solely at the discretion of the board of directors. This plan is available to officers, directors, employees, consultants and advisors of the Company.

Effective October 19, 2005, the Company filed an amended Form S-8 Registration Statement for 13,250,000 common shares authorized under the Incentive Stock Option Plan, the Non-Qualified Stock Option Plan and the Stock Bonus Plan.

During 2004, the Company issued 12,000 shares of common stock under the Company's Stock Bonus Plan at $0.50 per share in settlement of $6,000 of accounts payable and awarded a further 585,812 common shares under the Stock Bonus Plan with a fair value of $ 124,868. As at December 31, 2004, 202,188 shares remain available for awards under this plan.

During 2005, the Company awarded 80,000 shares of common stock under the Stock Bonus Plan with a fair value of $ 24,400. At December 31, 2005, 772,188 shares remain available for awards under this plan.

During 2004, the Company granted 460,000 stock options to consultants at prices ranging from $0.10 per share to $0.23 per share. The fair value of these options was recorded as consulting fees of $71,600. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming expected lives ranging from one year to five years, risk-free interest rates ranging from 2% to 3% and expected volatilities ranging from 77% to 103%.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (CONT'D)
--------------------------------------------------------------------------------


STOCK OPTION PLANS (CONT'D)

During 2004, the Company granted a total of 659,200 stock options to the Company's president at exercise prices ranging from $0.35 per share to $0.75 per share, exercisable for a term of three years. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming an expected life of three years, a risk-free interest rate of 3% and an expected volatility of 102% resulting in an aggregate pro forma expense of $142,200 to be disclosed in Note 2 upon vesting of the options. Of these options, 59,200 vested immediately and the remaining 600,000 vest at a rate of 16,667 per month for a period of three years. During year ended December 31, 2005, $47,400 (December 31, 2004 - $30,850) of the pro forma expense has been disclosed and the remaining $63,950 will be disclosed upon vesting of the options.

During 2004, the Company granted a total of 505,000 stock options to an employee and a director of the Company at exercise prices ranging from $0.04 per share to $0.30 per share, exercisable for terms ranging from one year to ten years. As the exercise price of certain of these options was less than the market price of the Company's common stock as at the date of grant, the Company has recorded an intrinsic value stock-based compensation expense of $78,600. In addition, the Company has disclosed a pro-forma expense of $16,500 relating to the additional fair value of these options as estimated using the Black-Scholes option pricing model assuming an expected life of ten years, a risk-free interest rate of 3% and an expected volatility of 103%.

During 2005, the Company granted a total of 3,600,000 non qualified stock options to a consultant of the Company at exercise prices ranging from $0.001 per share to $0.10 per share, exercisable for a term of two years. As the exercise price of certain of these options was less than the market price of the Company's common stock as at the date of grant, the Company has recorded an fair value stock-based compensation expense of $663,200 estimated using the Black-Scholes option pricing model assuming an expected life of two years, a risk-free interest rate of 3% and an expected volatility of 130%. At December 31, 2005, 6,016,505 shares remain available for granting under the Non-Qualified Stock Option Plan

Of the 750,000 common shares available under the Incentive Stock Option Plan, as at December 31, 2005, 305,000 shares have been granted and exercised, and 445,000 shares remain available for granting.

The Company's stock option activity is as follows:


                                                 Number of            Weighted Average        Weighted Average
                                                  Options              Exercise Price          Remaining Life
                                            -------------------------------------------------------------------------

       Balance, December 31, 2003                       185,000     $              0.32              2.98 years
       Granted                                        1,624,200                    0.23
       Expired                                          (85,000)                   0.25
       Exercised                                       (954,000)                   0.11
                                            -------------------------------------------------------------------------

       Balance, December 31, 2004                       770,200                    0.39              2.81 years
       Granted                                        3,600,000                    0.07
       Expired                                                -                       -
       Exercised                                     (2,020,000)                   0.04
                                            -------------------------------------------------------------------------

       Balance, December 31, 2005                     2,350,200     $              0.20              1.78 years
                                            =========================================================================

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK (CONT'D)
--------------------------------------------------------------------------------


SHARE PURCHASE WARRANTS
 The Company's share purchase warrant activity is as follows:


                                                       Number of            Weighted Average        Weighted Average
                                                       Warrants              Exercise Price          Remaining Life
                                                 --------------------------------------------------------------------------

            Balance, December 31, 2003                        839,255      $              0.94              1.21 years
            Issued                                          1,385,000                     0.37
            Expired                                          (439,255)                    0.89
            Exercised                                               -                        -
                                                 --------------------------------------------------------------------------

            Balance, December 31, 2004                      1,785,000                     0.51              0.77 years
            Issued                                          2,233,750                     0.37
            Expired                                        (1,500,000)                    0.41
            Exercised                                               -                        -
                                                 --------------------------------------------------------------------------

            Balance, December 31, 2005                      2,518,750      $              0.44              1.96 years
                                                 ==========================================================================


     NOTE 6 - INCOME TAXES
     ---------------------------------------------------------------------------

     There were no significant temporary differences between the Company's tax and financial bases, except for the Company's net operating loss carryforwards amounting to approximately $2,873,000 at December 31, 2005
     (2004 - $1,790,000). These carryforwards will expire, if not utilized, beginning in 2006. The realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history.
     Accordingly, a valuation allowance has been recorded which offsets the deferred tax assets at the end of the year.

     NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH INVESTING AND
     FINANCING ACTIVITIES
     ---------------------------------------------------------------------------



                                                          Year Ended December 31,            Year Ended December 31,
                                                                    2005                               2004
                                                     ------------------------------------------------------------------------

     Interest paid                                   $                         30,545    $                         6,285
     Income taxes paid                               $                              -    $                             -
     Fair value of stock bonus grants                $                         24,400    $                       130,868
     Fair value of option grants                     $                        663,200    $                       154,600
     Exercise of stock options for debt              $                          3,600    $                        98,810
     ========================================================================================================================


NOTE 8 - CONCENTRATION RISK
--------------------------------------------------------------------------------

For the year ended December 31, 2005, the Company made purchases from three suppliers of approximately 50%, 20% and 10%, respectively.

For the year ended December 31, 2005, the Company had sales with one customer of approximately 67%.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005
--------------------------------------------------------------------------------

NOTE 9 - SUBSEQUENT EVENTS
--------------------------------------------------------------------------------


In January 2006, the Company issued 500,000 common shares under the pre-existing Non-Qualified Stock Option Plan and 250,000 common shares under the pre-existing Stock Bonus Plan. The Company also adopted a 2006 Stock Plan. The pre-existing plans as discussed in Note 5 continue to remain in place.

In January 2006, the Company issued 200,000 shares on account of a finder's fee attributable to the Company's receipt of its first tranche of funding received under the December 16, 2005 Securities Purchase Agreement. The Company issued a further 100,000 shares on account of a subscription for shares. These 300,000 shares were not issued pursuant to a registered stock plan and accordingly are subject to resale restrictions.

Effective February 3, 2006, Scott Bullis resigned his position as President of the Company.

On February 7, 2006, the Company received the $300,000 second required funding tranche under the December 16, 2005 Securities Purchase Agreement.

Effective March 1, 2006, the Company entered into a consulting agreement with the Company's new Chief Financial Officer ("CFO"). Under the terms of the agreement, the CFO will be paid a total of $2,500 per month for 12 months ending February 28, 2007 and receive 500,000 common shares of the Company.

Effective March 16, 2006, the Company registered 5,000,0000 common shares pursuant to its 2006 Stock Plan and entered into agreements to issue 5,000,000 shares pursuant to the 2006 Stock Plan, of which 500,000 shares were issued to the Company's new CFO pursuant to his consulting agreement, 100,000 shares were issued to an independent Company director, 400,000 shares were issued to a shareholder pursuant to a subscription agreement for the conversion of debt and 4,000,000 shares were issued to arms-length consultants pursuant to consulting agreements.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                                        March 31,    December 31,
                                                                                          2006           2005
         -----------------------------------------------------------------------------------------------------------
                                                                                       (Unaudited)
                                                          ASSETS
         CURRENT ASSETS
         Cash                                                                         $      10,902  $           -
         Accounts receivable                                                                 39,289        133,378
         Due from related parties (Note 3)                                                   36,829              -
         Prepaid expenses                                                                    25,304         37,305
         Inventory                                                                          143,484         71,809
         -----------------------------------------------------------------------------------------------------------
                                                                                            255,808        242,492
         -----------------------------------------------------------------------------------------------------------

         FURNITURE AND EQUIPMENT, net of depreciation of $91,677
           (2005 - $89,370)                                                                  11,637          9,412
         -----------------------------------------------------------------------------------------------------------

                                                                                      $     267,445  $     251,904
         -----------------------------------------------------------------------------------------------------------


                                           LIABILITIES AND STOCKHOLDERS' DEFICIT

         CURRENT LIABILITIES
         Bank overdraft                                                               $           -  $      12,739
         Accounts payable and accrued liabilities                                           217,702        209,493
         Customer deposits                                                                    9,515              -
         Due to related parties (Note 3)                                                          -         36,605
         Related party note payable (Note 3)                                                143,090        143,237
         -----------------------------------------------------------------------------------------------------------
                                                                                            370,307        402,074

         CONVERTIBLE NOTES (Note 4)                                                         660,298        376,172
         NOTE PAYABLE                                                                        44,410         40,730
         STOCK ISSUANCE OBLIGATION (Note 5)                                                  60,000              -
         -----------------------------------------------------------------------------------------------------------
                                                                                          1,135,015        818,976
         -----------------------------------------------------------------------------------------------------------

         STOCKHOLDERS' DEFICIT
         Capital stock (Note 5)
           Convertible preferred stock, $0.0001 par value, 5,000,000 shares authorized, nil issued and outstanding
           Common stock, $0.0001 par value, 30,000,000 shares authorized,
             19,648,398 (2005 - 13,598,398) shares issued and outstanding                     1,965          1,360
         Additional paid-in capital                                                       5,466,180      3,558,535
         Subscriptions receivable                                                           (50,000)             -
         Share purchase warrants                                                            140,259        141,509
         Accumulated deficit                                                             (6,326,114)    (4,177,005)
         Accumulated other comprehensive loss                                               (99,860)       (91,471)
         -----------------------------------------------------------------------------------------------------------
                                                                                           (867,570)      (567,072)
         -----------------------------------------------------------------------------------------------------------

                                                                                      $     267,445  $     251,904
         -----------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                           Three Months Ended
                                                                                               March 31,
                                                                                          2006          2005
         -----------------------------------------------------------------------------------------------------------
         SALES                                                                        $      83,863  $     174,453
         COST OF SALES                                                                       46,687         87,198
         -----------------------------------------------------------------------------------------------------------

         GROSS PROFIT                                                                        37,176         87,255
         -----------------------------------------------------------------------------------------------------------


         GENERAL AND ADMINISTRATIVE EXPENSES
         Consulting                                                                           9,793          1,518
         Consulting - stock-based (Note 5)                                                1,346,000          6,400
         Depreciation                                                                         2,308          2,118
         Financing costs (Note 4)                                                            36,000              -
         Interest                                                                           303,838          1,033
         Management fees                                                                     47,463         46,453
         Management fees - stock-based (Note 5)                                             150,000              -
         Office and general                                                                  89,844         45,526
         Professional fees                                                                  121,849         17,671
         Rent                                                                                 9,108          8,532
         Research and development, net of recoveries                                          3,926          9,453
         Wages and benefits                                                                  66,154         57,966
         -----------------------------------------------------------------------------------------------------------
                                                                                          2,186,283        196,670
         -----------------------------------------------------------------------------------------------------------

         NET LOSS                                                                     $  (2,149,107) $    (109,415)
         -----------------------------------------------------------------------------------------------------------


         BASIC AND DILUTED NET LOSS PER SHARE                                         $       (0.15) $       (0.01)
         -----------------------------------------------------------------------------------------------------------


         WEIGHTED AVERAGE NUMBER OF COMMON
           SHARES OUTSTANDING - BASIC AND DILUTED                                        14,630,621      9,679,092
         -----------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                                   (UNAUDITED)

                                                         Common Stock        Additional                      Share
                                                     Number of                Paid-in     Subscriptions    Purchase
                                                      shares      Amount      Capital      Receivable      Warrants
      ----------------------------------------------------------------------------------------------------------------

      Balance, December 31, 2005                      13,598,398  $  1,360   $  3,558,535  $           -  $    141,509

      Issued for cash at - $0.05 per share               100,000        10         11,990              -             -

      Issued on exercise of options - $0.010 per
      share                                              500,000        50         49,950       (50,000)             -

      Issued pursuant to stock bonus plans             4,850,000       485      1,422,515              -             -

      Stock-based compensation                                 -         -         48,000              -             -

      Issued pursuant to financing services              200,000        20         23,980              -             -

      Issued on conversion of debt                       400,000        40         49,960              -             -

      Discount on convertible notes and
        issuance of warrants                                   -         -        281,250              -        18,750

      Share purchase warrants expired                          -         -         20,000              -      (20,000)

      Net loss                                                 -         -              -              -             -

      Currency translation adjustment                          -         -              -              -             -
      ----------------------------------------------------------------------------------------------------------------

      Balance, March 31, 2006 (Unaudited)             19,648,398  $  1,965  $   5,466,180  $    (50,000)  $    140,259
      ----------------------------------------------------------------------------------------------------------------



                                                                     Accumulated
                                                                        Other
                                                      Accumulated   Comprehensive
                                                        Deficit         Loss           Total
      --------------------------------------------------------------------------------------------

      Balance, December 31, 2005                      $ (4,177,005)  $    (91,471)  $   (567,072)

      Issued for cash at - $0.05 per share                        -              -         12,000

      Issued on exercise of options - $0.010 per
      share                                                       -              -              -

      Issued pursuant to stock bonus plans                        -              -      1,423,000

      Stock-based compensation                                    -              -         48,000

      Issued pursuant to financing services                       -              -         24,000

      Issued on conversion of debt                                -              -         50,000

      Discount on convertible notes and
        issuance of warrants                                      -              -        300,000

      Share purchase warrants expired                             -              -              -

      Net loss                                          (2,149,107)              -    (2,149,107)

      Currency translation adjustment                             -        (8,389)        (8,389)
      --------------------------------------------------------------------------------------------

      Balance, March 31, 2006 (Unaudited)             $ (6,326,114)  $    (99,860)  $   (867,570)
      --------------------------------------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                   (UNAUDITED)


                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                         2006              2005
        -----------------------------------------------------------------------------------------------------------
        CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss                                                                      $(2,149,107)      $  (109,415)
        Adjustments to reconcile net loss to net cash from operating activities:
          Depreciation                                                                      2,308             2,118
          Stock-based compensation                                                      1,471,000             6,400
          Stock-based financing fees                                                       31,000                --
          Stock issuance obligation                                                        60,000                --
          Accretion of interest on convertible notes (Note 4)                               2,876                --
          Beneficial conversion interest (Note 4)                                         281,250                --
          Changes in operating assets and liabilities:
            Accounts receivable                                                            94,089             6,412
            Due from related parties                                                      (36,829)               --
            Prepaid expenses                                                               12,001            (2,331)
            Inventory                                                                     (71,675)           52,701
            Accounts payable and accrued liabilities                                       63,209            (2,541)
            Customer deposits                                                               9,515                --
            Due to related parties                                                        (36,605)            2,796
        -----------------------------------------------------------------------------------------------------------

        NET CASH USED IN OPERATING ACTIVITIES                                            (266,968)          (43,860)
        -----------------------------------------------------------------------------------------------------------

        CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of furniture and equipment                                                (4,532)               --
        -----------------------------------------------------------------------------------------------------------

        NET CASH USED IN INVESTING ACTIVITIES                                              (4,532)               --
        -----------------------------------------------------------------------------------------------------------

        CASH FLOWS FROM FINANCING ACTIVITIES
        Net increase (decrease) in bank overdraft                                         (12,739)            2,238
        Proceeds from issuance of common shares                                                --            55,000
        Convertible notes proceeds (repayments)                                           300,000            (9,999)
        -----------------------------------------------------------------------------------------------------------

        NET CASH FLOWS FROM FINANCING ACTIVITIES                                          287,261            47,239
        -----------------------------------------------------------------------------------------------------------

        EFFECT OF EXCHANGE RATE CHANGES                                                    (4,859)           (3,379)

        NET INCREASE IN CASH                                                               10,902                --

        CASH, BEGINNING OF PERIOD                                                              --                --
        -----------------------------------------------------------------------------------------------------------

        CASH, END OF PERIOD                                                           $    10,902       $        --
        ============================================================================================================


SUPPLEMENTAL CASH FLOW INFORMATION (SEE NOTE 7)

The accompanying notes are an integral part of these consolidated financial statements.


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2006 (UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated on March 25, 1999 in the state of Delaware. The Company commenced operations April 30, 1999 and by agreement effective as of that date, acquired proprietary technology and patent rights from Luna Technology Inc. ("LTBC"), a private British Columbia company with certain directors and shareholders in common with the Company. In addition, by agreement effective November 15, 1999, the Company acquired proprietary technology and the trademark rights to "LUNA" and "LUNAPLAST" from Douglas Sinclair, an officer and employee of LTBC, which relate to the acquired Photoluminescent technology. This technology is used for the development and production of photoluminescent signage, wayfinding systems and other novelty products with applications in marine, commuter rail, subway, building and toy markets.

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At March 31, 2006, the Company had a working capital deficiency of $114,499 and has incurred losses since inception raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company and its subsidiary to continue as a going concern is dependent on raising additional capital and on generating future profitable operations.

The Company anticipates meeting its working capital requirement for the next year through the sale of shares of common stock or through loans and advances from related parties as may be required.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They may include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2005 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The unaudited interim consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 2 - STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award.

SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that permits most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2006 (UNAUDITED)

NOTE 2 - STOCK-BASED COMPENSATION (CONT'D)

The Company has adopted the requirements of SFAS No. 123R for the fiscal year beginning on January 1, 2006; however, no compensation expense was recorded in the first quarter of 2006 as all stock options existing prior to the adoption were fully vested or no longer outstanding. Stock-based compensation expense for awards granted prior to January 1, 2006 was based on the grant date fair-value as determined under the pro-forma provisions of SFAS No. 123.

As of March 31, 2006, no unrecognized compensation cost related to stock options is expected to be recognized in subsequent periods.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

The following table illustrates the pro forma effect on net loss and net loss per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123:


                                                                                                  Three months ended
                                                                                                      March 31,
                                                                                                         2005
      ----------------------------------------------------------------------------------------------------------------

      Net loss                                                 As reported                         $        (109,415)

      SFAS 123 compensation expense                             Pro-forma                                    (15,800)
      ----------------------------------------------------------------------------------------------------------------

      Net loss                                                  Pro-forma                          $        (125,215)
      ----------------------------------------------------------------------------------------------------------------

      Pro-forma basic net loss per share                        Pro-forma                          $           (0.01)
      ----------------------------------------------------------------------------------------------------------------



The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

NOTE 3 - RELATED PARTY TRANSACTIONS

During 2003, LTC and the Company executed a guarantee of certain unpaid management fees owing to Douglas Sinclair, the then CEO of LTC totaling $123,750 (CDN$165,000). Effective August 31, 2004, Mr. Sinclair resigned and entered into an agreement with the Company for the payment of these guaranteed amounts and additional fees owing. Effective August 3, 2004, the Company had guaranteed, by a non-interest bearing promissory note, outstanding management fees due to Mr. Sinclair totaling CDN$187,000 payable as follows: CDN$20,000 upon acceptance, CDN$20,000 on January 15, 2005, CDN$25,000 on June 15, 2005, CDN$30,000 on
January 15, 2006, CDN$40,000 on June 15, 2006 and CDN$52,000 on January 15,
2007. In addition, the Company agreed to a severance payment of CDN$43,200 to be paid in twelve equal monthly installments of CDN$3,600. As of March 31, 2006, CDN$63,200 has been paid in connection with the above agreements leaving CDN$167,000 (US$143,090) owing. The Company did not pay the CDN$20,000 installment due January 15, 2005, the CDN$25,000 installment due June 15, 2005 or the CDN$30,000 installment due January 15, 2006. Accordingly, this debt is in default and has been reclassified as a current liability to reflect its status as due in full.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2006 (UNAUDITED)


NOTE 3 - RELATED PARTY TRANSACTIONS (CONT'D)

During the three months ended March 31, 2006, the Company had transactions with directors and officers as follows: expenses paid on behalf of and advances made to the Company - $468 (2005 - $3,510); management fees incurred by the Company - $197,463 (2005 - $46,453); payments and reimbursements made by the Company - $22,966 (2005 - $47,167); and conversion of prior outstanding amounts to equity of $50,000 (2005 - nil) leaving $36,829 owing as of March 31, 2006 (December 31, 2005 - $36,605 owed to the Company). Also during the three months ended March 31, 2006, the Company issued 500,000 shares of its common stock to directors and officers under the 2006 Stock Plan, the $150,000 fair value of this transaction has been expensed as a management fee.

Unless otherwise noted, all amounts due to related parties are unsecured, non-interest bearing and have no specific terms of repayment.

NOTE 4 - CONVERTIBLE NOTES

SECURED CONVERTIBLE NOTE

Effective December 16, 2005, ("the Closing date") the Company entered into a Securities Purchase Agreement (the "SPA") with accredited investors for the sale of (i) $1,000,000 in secured convertible notes and (ii) five year warrants to buy 1,000,000 shares of the Company's common stock at $0.40 per share. The investors are obligated to provide an aggregate of $1,000,000 as follows:

o $400,000 on December 21, 2005 (received);
o $300,000 on February 7, 2006 (received); and
o $300,000 to be disbursed within five days of the effective date of the registration statement on Form SB-2 covering the number of shares of the Company's common stock underlying the secured convertible notes and warrants.


The secured convertible notes bear interest at 8% per annum, unless the common stock of the Company is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into the Company's common stock, at the Investors' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.


The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible debentures. In addition, the Company granted the investors a security interest in substantially all of its assets and intellectual property.

Under the SPA, the Company is required to file a registration statement with the Securities and Exchange Commission within 45 days of closing (filed on February 2, 2006). If the registration statement is not declared effective within 120 days from the date of closing, the Company is required to pay liquidated damages to the investors. In the event that the Company breaches any representation or warranty in the SPA, the Company is required to pay liquidated damages in shares or cash, at the election of the Company, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2006 (UNAUDITED)


NOTE 4 - CONVERTIBLE NOTES (CONT'D)

The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the Company recognized the value of the embedded beneficial conversion feature of $281,250 (2005 - $375,841) as additional paid-in capital as the secured convertible notes were issued with an intrinsic value conversion feature. Accordingly, the Company recorded $281,250 (2005 - $375,841) of interest expense, being the difference between the stated value and carrying value at the date of issuance. In addition, in accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company has allocated the proceeds of issuance between the convertible debt and the detachable warrants based on their relative fair values. Accordingly, the Company recognized the fair value of the warrants of $18,750 as a component of stockholders' deficit. The Company will record further interest expense over the term of the secured convertible notes of $18,750 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the convertible notes will be accreted to the face value of $700,000 at maturity or the date of conversion. To March 31, 2006, accrued interest of $19,858 has been included in accrued liabilities, and interest expense of $2,876 has been accreted increasing the carrying value of the convertible notes to $657,422 (2005 - $376,172).

In connection with the convertible notes payable, the Company incurred finance costs totalling $29,000 (2005 - $70,000), which consisted of professional fees, due diligence, and a finder's fee.

NOTE 5 - CAPITAL STOCK

2006 TRANSACTIONS

The Company issued 100,000 shares of common stock at a price of $0.05 per share for conversion of $5,000 in amounts advanced on behalf of the Company. An additional amount of $7,000 was expensed to recognize differences between the issue price and the market value at the time of the transaction.

The Company issued 500,000 shares of common stock under the Non-Qualified Stock Option Plan for total consideration of $50,000 which was outstanding at March 31, 2006 and is recorded as an offset to the equity accounts. In April 2006, the $50,000 was received by the Company.

The Company awarded 250,000 shares of common stock under the Stock Bonus Plan, and 4,600,000 shares of common stock under the 2006 Stock Plan. The combined fair value of $1,496,000 has been expensed as consulting and management fees.

The Company issued 200,000 shares of common stock pursuant to a financing services agreement, with a fair value of $24,000.

The Company issued 400,000 shares of common stock under the 2006 Stock Plan which was pursuant to a debt conversion agreement with a unrelated party. Under the agreement, an outstanding amount of $50,000 was converted to common stock at a price of $0.125 per share.

Effective March 1, 2006 the Company entered into an agreement to issue 150,000 shares of its common stock for legal services provided, and the $60,000 fair value of the transaction has been expensed as professional fees. At March 31, 2006 the stock had not been issued as is shown on the Consolidated Balance Sheets as a Stock Issuance Obligation.

STOCK OPTION PLANS

Effective January 26, 2004, the Company adopted plans allowing for the granting of stock options and awarding of shares of common stock as follows:

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2006 (UNAUDITED)


NOTE 5 - CAPITAL STOCK (CONT'D)

INCENTIVE STOCK OPTION PLAN

The Company adopted an Incentive Stock Option Plan authorizing the issuance of options to purchase up to 750,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then fair market value of the Company's common stock and can not be exercised until one year following the date of grant. This plan is available to officers, directors and key employees of the Company. Of the 750,000 common shares available under this plan, 305,000 shares have been granted and exercised, and 445,000 shares remain available for granting as of March 31, 2006.

NON-QUALIFIED STOCK OPTION PLAN

The Company adopted a Non-Qualified Stock Option Plan authorizing the issuance of options to purchase up to 10,850,000 shares of common stock of the Company. Options granted under this plan will have a price and term to be determined at the time of grant, but shall not be granted at less than the then par value of the Company's common stock and can be exercised at any time following the date of grant. This plan is available to officers, directors, employees, consultants and advisors of the Company. At March 31, 2006, 5,536,505 shares remain available for granting under this plan.

STOCK BONUS PLAN

The Company adopted a Stock Bonus Plan authorizing the award of up to 1,650,000 shares of common stock of the Company solely at the discretion of the board of directors. This plan is available to officers, directors, employees, consultants and advisors of the Company. As of March 31, 2006, 522,188 shares remain available for awards under this plan.

On March 1, 2006 the Company adopted the 2006 Stock Plan authorizing the award of up to 5,000,000 shares of common stock of the Company solely at the discretion of the board of directors. This plan is available to officers, directors, employees, consultants and advisors of the Company. As of March 31, 2006, no shares remain available for awards under this plan.

During 2004, the Company granted a total of 659,200 stock options to the Company's president at exercise prices ranging from $0.35 per share to $0.75 per share, exercisable for a term of three years. The fair value of these stock options was estimated using the Black-Scholes option pricing model assuming an expected life of three years, a risk-free interest rate of 3% and an expected volatility of 102% resulting in an aggregate pro-forma expense of $142,200 upon full vesting of the options. Of these options, 59,200 vested immediately and the remaining 600,000 vest at a rate of 16,667 per month for a period of three years. On February 3, 2006, the Company's president resigned his position and the remaining unvested options were cancelled.

During 2006, the Company granted a total of 480,000 non-qualified stock options to a consultant of the Company at an exercise price of $0.16 per share, exercisable for a term of three years. The Company has recorded a fair value stock-based compensation expense of $48,000 estimated using the Black-Scholes option pricing model assuming an expected life of three years, a risk-free interest rate of 4.28% and an expected volatility of 105%.

The Company's stock option activity was as follows:


                                                                 Number of    Weighted Average    Weighted Average
                                                                  options      Exercise Price      Remaining Life
      ---------------------------------------------------------------------------------------------------------------
      Balance, December 31, 2005                                  2,350,200   $            0.20          1.78 years
      Granted                                                       480,000                0.16
      Expired                                                      (316,668)               0.40
      Exercised                                                    (500,000)               0.10
      ---------------------------------------------------------------------------------------------------------------

      Balance, March 31, 2006 (Unaudited)                         2,013,532   $            0.18          1.89 years
      ---------------------------------------------------------------------------------------------------------------


                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           MARCH 31, 2006 (UNAUDITED)


NOTE 5 - CAPITAL STOCK (CONT'D)

SHARE PURCHASE WARRANTS
 The Company's share purchase warrant activity was as follows:


                                                                 Number of    Weighted Average     Weighted Average
                                                                 warrants      Exercise Price       Remaining Life
      ---------------------------------------------------------------------------------------------------------------
      Balance, December 31, 2005                                  2,518,750   $            0.44          1.96 years
      Issued                                                        300,000                0.35
      Expired                                                      (135,000)               1.00
      ---------------------------------------------------------------------------------------------------------------

      Balance, March 31, 2006                                     2,683,750   $            0.39          2.15 years
      ---------------------------------------------------------------------------------------------------------------


      NOTE 6 - INCOME TAXES

      There were no significant temporary differences between the Company's tax and financial bases, except for the Company's net operating loss carryforwards amounting to approximately $2,873,000 at December 31, 2005.
      These carryforwards will expire, if not utilized, beginning in 2006. The realization of the benefits from these deferred tax assets appears uncertain due to the Company's limited operating history. Accordingly, a full valuation allowance has been recorded which offsets the deferred tax assets at the end of the year.

      NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION


                                                                                       Three months ended
                                                                                            March 31,
                                                                                    2006                2005
      ---------------------------------------------------------------------------------------------------------------

      Interest paid                                                           $             732   $           1,054
      Income taxes paid                                                       $               -   $               -
      Fair value of stock bonus grants                                        $       1,423,000   $           6,400
      Fair value of option grants                                             $          48,000   $               -
      Exercise of stock options for debt                                      $               -   $               -
      ---------------------------------------------------------------------------------------------------------------


NOTE 8 - SUBSEQUENT EVENTS

Effective on or about May 30, 2006, the Company anticipates an increase in authorized share capital from 30 million common shares and 5 million preferred shares (none issued to date) to 100 million common shares and 10 million preferred shares pursuant to a vote of the majority of stockholders as of March 30, 2006 and applicable regulatory filings.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

            SEC Registration fee                                $   246.03
            Accounting fees and expenses                         10,000.00*
            Legal fees and expenses                              40,000.00*
            Miscellaneous                                           754.00
                                                                ----------
                                                     TOTAL      $51,000.00*
                                                                ==========


* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period January 2003 through January 2006.

On July 8, 2003 the Company issued, by private placement, 200,000 units at a price of $0.50 per unit for proceeds of $100,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until December 15, 2004.

On September 15, 2003 the Company issued, by private placement, 250,000 units at a price of $0.60 per unit for proceeds of $150,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.75 per share until August 15, 2005.

On November 21, 2003 the Company issued, by private placement, 150,000 units at a price of $0.80 per unit for proceeds of $120,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until June 30, 2006.

On May 2, 2003 and May 19, 2003, respectively, the Company issued 6,000 shares of common stock at $0.50 per share in settlement of $3,000 of accounts payable and 225,000 shares of common stock in settlement of a total of $86,900 of loans payable and other amounts previously owing to related parties which were assigned to a third party during 2003.

On February 26, 2004 the Company issued, by private placement, 100,000 units at a price of $0.65 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until February 28, 2006.

On March 26, 2004 the Company issued, by private placement, 35,000 units at a price of $1.00 per unit for proceeds of $35,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $1.00 per share until March 31, 2006.

On September 23, 2004 the Company issued, by private placement, 1,250,000 units at a price of $0.20 per unit for proceeds of $250,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.30 per share until September 3, 2005.

On March 31, 2005 the Company issued, by private placement, 325,000 units at a price of $0.20 per unit for proceeds of $65,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at a price of $0.35 per share until March 31, 2007.

On July 28, 2005 the Company issued, by private placement, 908,750 units at a price of $0.20 per unit for proceeds of $181,750. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until July 28, 2007.

On July 29, 2005 the Company issued, by private placement, 200,000 units at a price of $0.20 per unit for proceeds of $40,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until July 29, 2007.

On October 28, 2005 the Company issued, by private placement, 400,000 units at a price of $0.20 per unit for proceeds of $80,000. Each unit consists of one common share and one share purchase warrant entitling the holder to purchase one additional common share of the Company at prices ranging from $0.35 to $0.55 per share until October 28, 2007.


To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 16, 2006 for the sale of (i) $1,000,000 in secured convertible notes and (ii) warrants to buy 1,000,000 shares of our common stock. The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The Investors may exercise a portion of the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.


* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

During the three months ended March 31, 2006 and up to the date of this report, the Company issued 100,000 shares of its common stock for conversion of amounts advanced on the behalf of the Company, 500,000 shares of its common stock under the Non Qualified Stock Option Plan, 250,000 shares of its common stock under the Company's stock bonus plan, and 200,000 shares of its common stock pursuant to financing services agreement. The Company also issued 5,000,000 shares of its common stock under the 2006 Stock Plan, 400,000 of which were pursuant to a debt conversion agreement. The issuance of these shares was registered by means of a registration statement on Form S-8.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

          EXHIBIT   DESCRIPTION

          3.        ARTICLES OF INCORPORATION AND BY-LAWS:

          3.1 Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17,
                    2000).


          3.2 Certificate of Amendment to our Certificate of Incorporation filed on May 31, 2006 (filed herewith)


          3.3 Bylaws (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

          4.        INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

          4.1 2006 Stock Plan (incorporated by reference from our Registration Statement on Form S-8, filed on March 17,
                    2006).

          4.2 Incentive Stock Plan (incorporated by reference from our Registration Statement on Form S-8, filed on October 19,
                    2006).

          4.3 Non-Qualified Stock Option Plan(incorporated by reference from our Registration Statement on Form S-8, filed on October 19, 2006).

          4.4 Stock Bonus Plan (incorporated by reference from our Registration Statement on Form S-8, filed on October 19,
                    2006).

          5         OPINION ON LEGALITY


          5.1 Opinion of Sichenzia Ross Friedman Ference LLP (filed herewith)



          10.       MATERIAL CONTRACTS

          10.1 Agreement relating to purchase of patent rights, dated March 31, 1999, by and among Luna Technologies International, Inc. and Luna Technologies Inc. (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17,
                    2000).

          10.2 Assignment of patent rights, dated April 30, 1999, by and among Luna Technologies International, Inc. and Luna Technologies Inc. (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17,
                    2000).

          10.3 Agreement relating to proprietary purchase of property technology and trademarks, dated October 15, 1999, by and among Luna Technologies International, Inc. and Douglas Sinclair (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

          10.4 Assignment of trademarks, dated November 15, 1999, by and among Luna Technologies International, Inc. and Douglas Sinclair (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

          10.5 Non-Compete Agreement, dated November 15, 1999, by and among Luna Technologies International, Inc. and Douglas Sinclair (incorporated by reference from our Registration Statement on Form 10-SB, filed on March 17, 2000).

          10.6 Securities Purchase Agreement, dated December 16, 2005, by and among Luna Technologies International, Inc. and AJW Offshore Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.7 Callable Secured Convertible Note issued to AJW Offshore, Ltd. dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.8 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).


          EXHIBIT   DESCRIPTION

          10.9 Callable Secured Convertible Note issued to AJW Partners, LLC, dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.10 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.11 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.12 Stock Purchase Warrant issued to AJW Qualified Partners, LLC., dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22,
                    2005).

          10.13 Stock Purchase Warrant issued to AJW Partners, LLC., dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.14 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC., dated December 16, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.15 Registration Rights Agreement, dated as of December 16, 2005, by and among Luna Technologies International, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.16 Intellectual Property Security Agreement, dated as of December 16, 2005, by and among Luna Technologies International, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference from our Current Report on Form 8-K filed on December 22, 2005).

          10.17 Consulting Agreement dated March 1, 2006, by and among Luna Technologies International, Inc. and Leslie James Porter (incorporated by reference from our Current Report on Form 8-K filed on March 22, 2006).

          10.18 Restricted Share Grant Agreement dated March 16, 2006, by and among Luna Technologies International, Inc. and Robert Humber (incorporated by reference from our Current Report on Form 8-K filed on March 22, 2006).

          10.19 Amendment to Securities Purchase Agreement dated April 7, 2006, by and among Luna Technologies International, Inc. and AJW Offshore Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (incorporated by reference from our Current Report on Form 8-K filed on April 13, 2006).

          14.       CODE OF ETHICS

          14.1 Code of Ethics (incorporated by reference from our Quarterly Report on Form 10-QSB, filed on May 21, 2004).

          23.       CONSENTS


          23.1 Consent of Dale Matheson Carr-Hilton LaBonte (Filed herewith)


          23.2      Consent of Sichenzia Ross Friedman Ference LLP (See exhibit
                    5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in British Columbia, Canada, on July __, 2006.


                                          Luna Technologies International, Inc.

                                          By:   /s/ Kimberly Landry
                                                ---------------------------
                                                Kimberly Landry
                                                Chief Executive Officer


                                          By:   /s/ Leslie James Porter
                                                ---------------------------
                                                Leslie James Porter
                                                Chief FinancialOfficer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly Landry his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                         Title                           Date


  /s/ Kimberly Landry             Chief Executive Officer         July 13, 2006
-------------------------         and Director
Kimberly Landry

 /s/ Leslie James Porter          Chief Financial Officer         July 13, 2006
-------------------------
Leslie James Porter